                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                         AGREEMENT AND PLAN OF MERGER


                                     AMONG

                            POGO PRODUCING COMPANY

                                     AND

                               NORIC CORPORATION

                                   AND THE

                         SHAREHOLDERS SIGNATORY HERETO


                         Dated as of November 19, 2000

                               TABLE OF CONTENTS

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                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01.  Certain Defined Terms.......................................    1

                                  ARTICLE II
                                  THE MERGER

SECTION 2.01.  The Merger..................................................   13
SECTION 2.02.  Effective Time; Closing.....................................   13
SECTION 2.03.  Effect of the Merger........................................   13
SECTION 2.04.  Certificate of Incorporation; Bylaws........................   14
SECTION 2.05.  Directors and Officers......................................   14
SECTION 2.06.  Purchaser's Stock Unchanged.................................   14

                                  ARTICLE III
                           TREATMENT OF COMMON STOCK

SECTION 3.01.  Treatment of Common Stock...................................   14
SECTION 3.02.  Cancellation of Treasury Shares.............................   18
SECTION 3.03.  Exchange Agent; Exchange Procedures.........................   18
SECTION 3.04.  Transfer Books..............................................   19
SECTION 3.05.  No Fractional Share Certificates............................   19
SECTION 3.06.  Lost, Stolen or Destroyed Certificates......................   20
SECTION 3.07.  Termination of Exchange Fund................................   20
SECTION 3.08.  Certain Adjustments.........................................   20
SECTION 3.09.  Restricted Securities.......................................   20
SECTION 3.10.  Taking of Necessary Action; Further Action..................   21
SECTION 3.11.  Dissenters' Rights..........................................   21
SECTION 3.12.  Purchaser Price Adjustment..................................   21
SECTION 3.13.  Escrow......................................................   22

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.  Organization, Authority and Qualification of the Company....   23
SECTION 4.02.  Capital Stock of the Company; Ownership of the Shares.......   23
SECTION 4.03.  Company Subsidiaries........................................   24
SECTION 4.04.  Corporate Books and Records.................................   25
SECTION 4.05.  No Conflict.................................................   25
SECTION 4.06.  Governmental Consents and Approvals.........................   25
SECTION 4.07.  Financial Information, Books and Records....................   26
SECTION 4.08.  No Undisclosed Liabilities..................................   26
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SECTION 4.09.  Absence of Certain Changes, Events and Conditions...........   26
SECTION 4.10.  Litigation..................................................   27
SECTION 4.11.  Compliance with Laws........................................   27
SECTION 4.12.  Material Contracts..........................................   27
SECTION 4.13.  Title to Property...........................................   29
SECTION 4.14.  Intellectual Property.......................................   30
SECTION 4.15.  Employee Benefit Matters....................................   31
SECTION 4.16.  Environmental Matters.......................................   32
SECTION 4.17.  Reserve Reports.............................................   33
SECTION 4.18.  Hedging.....................................................   33
SECTION 4.19.  Taxes.......................................................   33
SECTION 4.20.  Insurance...................................................   34
SECTION 4.21.  Brokers.....................................................   34
SECTION 4.22.  Tax Treatment...............................................   34
SECTION 4.23.  Production and Pipeline Imbalances..........................   34
SECTION 4.24.  Equipment...................................................   35
SECTION 4.25.  Operation of the Properties.................................   35
SECTION 4.26.  Plugging and Abandonment....................................   35
SECTION 4.27.  No Parachute Payments.......................................   35
SECTION 4.28.  Vote Required...............................................   35
SECTION 4.29.  Voting Power of Significant Stockholders; Dissenting
               Shares......................................................   36
SECTION 4.30.  Non-Energy Company Activity.................................   36
SECTION 4.31.  Seismic Data................................................   36
SECTION 4.32.  Suspense Funds..............................................   36
SECTION 4.33.  Future Sales Contracts......................................   36
SECTION 4.34.  Holding Company; Investment Company.........................   36
SECTION 4.35.  Federal Regulations.........................................   37
SECTION 4.36.  Securities Act..............................................   37

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 5.01.  Organization and Authority of the Purchaser.................   37
SECTION 5.02.  Certificate of Incorporation and Bylaws.....................   38
SECTION 5.03.  Capitalization..............................................   38
SECTION 5.04.  Financing...................................................   38
SECTION 5.05.  No Conflict.................................................   38
SECTION 5.06.  Governmental Consents and Approvals.........................   39
SECTION 5.07.  Litigation..................................................   39
SECTION 5.08.  Tax Treatment...............................................   39
SECTION 5.09.  SEC Filings; Financial Statements...........................   39
SECTION 5.10.  Compliance With Laws........................................   40
SECTION 5.11.  Taxes.......................................................   40
SECTION 5.12.  Authorization and Issuance of Purchaser Common Stock........   40
SECTION 5.13.  Absence of Purchaser Material Adverse Effect................   41
SECTION 5.14.  Brokers.....................................................   41
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SECTION 5.15.  Vote Required...............................................   41

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

SECTION 6.01.  Conduct of Business Prior to the Closing....................   41
SECTION 6.02.  Access to Information.......................................   46
SECTION 6.03.  Confidentiality.............................................   46
SECTION 6.04.  Company Stockholders' Meeting and Voting....................   46
SECTION 6.05.  Purchaser Stockholders' Meeting.............................   47
SECTION 6.06.  Regulatory and Other Authorizations; Notices and Consents...   47
SECTION 6.07.  Notice of Certain Matters...................................   48
SECTION 6.08.  Non-Accredited Investor Advisor.............................   48
SECTION 6.09.  No Solicitation of Transactions.............................   48
SECTION 6.10.  Registration................................................   49
SECTION 6.11.  Directors' and Officers' Indemnification and Insurance......   50
SECTION 6.12.  Plan of Reorganization......................................   50
SECTION 6.13.  Other Shareholders..........................................   51
SECTION 6.14.  Phantom Stock Plan and Severance Payments...................   51
SECTION 6.15.  No Trading..................................................   51
SECTION 6.16.  Standstill and Voting Agreement.............................   52

                                  ARTICLE VII
                               EMPLOYEE MATTERS

SECTION 7.01.  Compensation and Benefits; Service Recognition..............   52

                                 ARTICLE VIII
                                  TAX MATTERS

SECTION 8.01.  Indemnity...................................................   53
SECTION 8.02.  Tax Returns and Payments....................................   54
SECTION 8.03.  Refunds/Tax Benefits........................................   54
SECTION 8.04.  Contests....................................................   56
SECTION 8.05.  Cooperation and Exchange of Information.....................   56
SECTION 8.06.  Conveyance Taxes............................................   57
SECTION 8.07.  Miscellaneous...............................................   57

                                  ARTICLE IX
                             CONDITIONS TO CLOSING

SECTION 9.01.  Conditions to the Obligations of Each Party.................   58
SECTION 9.02.  Conditions to the Obligations of the Company................   58
SECTION 9.03.  Conditions to the Obligations of the Purchaser..............   59
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                                   ARTICLE X
                                INDEMNIFICATION

SECTION 10.01. Indemnification of the Purchaser............................   61
SECTION 10.02. Indemnification of the Shareholders.........................   61
SECTION 10.03. Notice and Defense of Third Party Claims....................   61
SECTION 10.04. Limitations.................................................   62
SECTION 10.05. Tax Matters.................................................   63
SECTION 10.06. Tax Benefits; Insurance Proceeds............................   63
SECTION 10.07. Escrow Funds and Shares.....................................   63
SECTION 10.08. Security; Limited Recourse..................................   63
SECTION 10.09. Exclusive Remedies..........................................   64

                                  ARTICLE XI
                            TERMINATION AND WAIVER

SECTION 11.01. Termination.................................................   65
SECTION 11.02. Effect of Termination.......................................   66
SECTION 11.03. Waiver......................................................   66

                                  ARTICLE XII
                          SHAREHOLDER REPRESENTATIVE

SECTION 12.01. Designation.................................................   66
SECTION 12.02. Authority...................................................   66
SECTION 12.03. Reliance by Third Parties on the Shareholder
               Representative's Authority..................................   67
SECTION 12.04. Exculpation and Indemnification.............................   67

                                 ARTICLE XIII
                              GENERAL PROVISIONS

SECTION 13.01. Survival of Representations and Warranties..................   68
SECTION 13.02. Expenses....................................................   68
SECTION 13.03. Notices.....................................................   68
SECTION 13.04. Public Announcements........................................   69
SECTION 13.05. Headings....................................................   69
SECTION 13.06. Severability................................................   69
SECTION 13.07. Entire Agreement............................................   70
SECTION 13.08. Assignment..................................................   70
SECTION 13.09. Amendment...................................................   70
SECTION 13.10. Governing Law; Forum........................................   70
SECTION 13.11. Counterparts................................................   70
SECTION 13.12. Specific Performance........................................   71
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Exhibits

6.13      --   Form of Joinder Agreement
9.02(d)   --   Form of Registration Rights Agreement
9.02(e)   --   Form of Standstill and Voting Agreement

          AGREEMENT AND PLAN OF MERGER, dated as of November 19, 2000, among POGO PRODUCING COMPANY, a Delaware corporation (the "Purchaser"), NORIC
                                                     ---------
CORPORATION, a New York corporation (the "Company"), and the shareholders of the
                                          -------
Company signatory hereto, constituting holders of two-thirds of the issued and outstanding shares of the Company (the "Significant Shareholders") and any other
                                        ------------------------
shareholder of the Company that agrees to become a party to this Agreement pursuant to the provisions hereof (each shareholder of the Company that is or becomes a party to this Agreement, including the Significant Shareholders, is referred to herein as a "Shareholder", and collectively, the "Shareholders").
                         -----------                          ------------

                             W I T N E S S E T H:

          WHEREAS, the Purchaser and the Company believe that the acquisition of the Company by the Purchaser and the merger of the Company with and into the Purchaser (the "Merger") in accordance with the New York Business Corporation
                ------
Law (the "BCL") and the Delaware General Corporation Law (the "DGCL") in the
          ---                                                  ----
manner provided by, and subject to the terms and conditions of, this Agreement, is desirable and in the best interests of their respective corporations and shareholders;

          WHEREAS, the Boards of Directors of the Purchaser and the Company have each approved the Merger, upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Significant Shareholders have determined to vote their shares in favor of the adoption of this Agreement and in favor of the transactions contemplated hereby at a special meeting of the Company's shareholders to be held pursuant to BCL Section 903; and

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the
                                                              ----
parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of section 368(a) of the Code;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms. As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings:

          "Action" means any claim, action, suit, arbitration, inquiry,
           ------
     proceeding or investigation by or before any Governmental Authority.

          "Adjustment" has the meaning specified in Section 8.03(c).
           ----------

          "Adjustment Amount" has the meaning specified in Section 3.12(c).
           -----------------

          "Affiliate" means, with respect to any specified Person, any other
           ---------
     Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "Agreement" or "this Agreement" means this Agreement, dated as of the
           ---------      --------------
     date hereof, among the Company, the Purchaser and the Significant Shareholders (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section
     13.09 and as supplemented by all Joinder Agreements executed pursuant to
     Section 6.13.

          "Associate" has the meaning specified in Rule 12b-2 promulgated under
           ---------
     the Exchange Act.

          "Average Parent Share Price" has the meaning specified in Section
           --------------------------
     3.01(a).

          "BCL" has the meaning specified in the recitals to this Agreement.
           ---

          "Business Day" means any day that is not a Saturday, a Sunday or other
           ------------
     day on which banks are required or authorized by law to be closed in The City of New York.

          "Cash Election" has the meaning specified in Section 3.01(c).
           -------------

          "Cash Election Number" has the meaning specified in Section 3.01(b).
           --------------------

          "Cash Election Shares" has the meaning specified in Section 3.01(d).
           --------------------

          "Cash Fraction" has the meaning specified in Section 3.01(d).
           -------------

          "Certificate" or "Certificates" has the meaning specified in Section
           -----------      ------------
     3.02(b).

          "Closing" has the meaning specified in Section 2.02.
           -------

          "Closing Date" has the meaning specified in Section 2.02.
           ------------

          "Code" has the meaning specified in the recitals to this Agreement.
           ----

          "Common Conversion Number" has the meaning specified in Section
           ------------------------
     3.01(a).

          "Company" has the meaning specified in the preamble to this Agreement.
           -------

          "Company Certificates" has the meaning specified in Section 3.01(g).
           --------------------

          "Company Common Stock" has the meaning specified in Section 3.01(a).
           --------------------

          "Company Long-Term Debt" means long-term indebtedness for borrowed
           ----------------------
money and the current portion of long-term indebtedness for borrowed money of the Company and the Company Subsidiaries as of the Effective Time.

          "Company Stockholder Vote" has the meaning specified in Section 4.28.
           ------------------------

          "Company Stockholders' Meeting" has the meaning specified in Section
           -----------------------------
     6.04(a).

          "Company Subsidiary" means any and all corporations, partnerships,
           ------------------
     joint ventures, associations, limited liability companies and other entities controlled by the Company, directly or indirectly through one or more intermediaries.

          "Company's Indemnified Persons" has the meaning specified in Section
           -----------------------------
     10.02.

          "Competing Transaction" has the meaning specified in Section 6.09(b).
           ---------------------

          "Contest" has the meaning specified in Section 8.04(b).
           -------

          "Control" (including the terms "controlled by" and "under common
           -------                        -------------       ------------
     control with"), with respect to the relationship between or among two or
     ------------
     more Persons, means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "Defensible Title" has the meanings specified in Section 4.13(b)-(e).
           ----------------

          "Disclosure Schedule" means the Disclosure Schedule attached hereto,
           -------------------
     dated as of the date hereof, and forming a part of this Agreement.

          "Dissenting Shares" has the meaning specified in Section 3.11(a).
           -----------------

          "Easements" means all easements, rights-of-way, licenses, permits,
           ---------
     servitudes, surface leases, and similar assets, rights and interests in any way appertaining, belonging, affixed, incidental or applicable to, or used in connection with, the ownership of the Leases, the Wells, Fee Mineral Interests or Other Real Property or the Operations of the Company or any Company Subsidiary, including, without limitation, those described in
     Section 4.13(c) of the Disclosure Schedule.

          "Effective Time" has the meaning specified in Section 2.02.
           --------------

          "Election Deadline" has the meaning specified in Section 3.01(k).
           -----------------

          "Encumbrance" means any security interest, pledge, mortgage, lien
           -----------
     (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "Environmental Laws" means the Comprehensive Environmental Response,
           ------------------
     Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq.; the Resource
                                                        -- ---
     Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq.; the Federal Water Pollution Control Act,

     33 U.S.C. (S) 1251 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.;
                        -- ---                                         -- ---
     the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1471 et seq.; the
                                                                    -- ---
     Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 through 2629; the Oil Pollution Act, 33 U.S.C. (S) 2701 et seq.; the Emergency Planning and
                                       -- ---
     Community Right-to-Know Act, 42 U.S.C. (S) 11001 et seq.; the Safe Drinking
                                                      -- ---
     Water Act, 42 U.S.C. (S)(S) 300f through 300j; the Occupational Safety and Health Act of 1970; and any similar Law in effect on the date of this Agreement relating to pollution or protection of the environment, health, safety or natural resources, and arising from the use, handling, transportation, storage, disposal, release or discharge of Hazardous Materials.

          "Equipment" means all equipment, fixtures, physical facilities, tank
           ---------
     batteries, surface and subsurface machinery, inventory, spare parts, supplies, tools, and other tangible personal property owned or leased by the Company or any Company Subsidiary and other personal property of any kind on or associated with the Operations of the Company or any Company Subsidiary on the date hereof, including, without limitation, casing, tubing, tubular goods, rods, pumping units and engines, Christmas trees, derricks, platforms, separators, compressors, gun barrels, gathering lines and systems, pipelines, flow lines, tanks, wellheads, production units, platforms, related plants, gas and extraction plants, valves, meters, heaters, dehydrators, and communications systems and equipment, which are located on or connected with the Leases, the Easements or the Operations of the Company or any Company Subsidiary.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended.

          "Escrow Agent" has the meaning specified in Section 3.13.
           ------------

          "Escrow Agreement" has the meaning specified in Section 3.13.
           ----------------

          "Escrow Consideration" has the meaning specified in Section 3.13.
           --------------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
     and the rules and regulations promulgated thereunder.

          "Exchange Agent" has the meaning specified in Section 3.03(a).
           --------------

          "Exchange Fund" has the meaning specified in Section 3.03(a).
           -------------

          "Fee Mineral Interests" means all of the record and beneficial right,
           ---------------------
     title and interest of the Company and any Company Subsidiary in and to the oil, gas and other minerals in and under the land described in Section 4.13(d) of the Disclosure Schedule.

          "FERC" has the meaning specified in Section 4.35.
           ----

          "Financial Statements" has the meaning specified in Section 4.07(a).
           --------------------

          "Form of Election" has the meaning specified in Section 3.01(c).
           ----------------

          "Governmental Authority" means any United States federal, state, local
           ----------------------
     or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction,
           ------------------
     decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Hazardous Materials" means (a) petroleum and petroleum products, by-
           -------------------
     products or breakdown products, radioactive materials, including, without limitation, naturally occurring radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) other chemicals, materials or substances defined or regulated as toxic or hazardous or as pollutants, contaminants or waste under any applicable Environmental Law.

          "Hedges" has the meaning specified in Section 4.18(b).
           ------

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
     1976, as amended, and the rules and regulations promulgated thereunder.

          "Hydrocarbons" means crude oil, natural gas, casinghead gas,
           ------------
     condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons produced in association therewith, including, without limitation, coalbed gas and carbon dioxide, and all other minerals of every kind and character which may be covered by or included in the Property.

          "Indebtedness" means, with respect to any Person, (a) all indebtedness
           ------------
     of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables), (c) all obligations of such Person evidenced by notes, bonds, debentures, repurchase and reverse repurchase agreements or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement, in the event of default, are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, and (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed by such Person.

          "Indemnified Person" has the meaning specified in Section 10.03.
           ------------------

          "Indemnifying Person" has the meaning specified in Section 10.03.
           -------------------

          "Intellectual Property" has the meaning specified in Section 4.14.
           ---------------------

          "Interim Financial Statements" has the meaning specified in Section
           ----------------------------
     4.07(a).

          "IRS" means the Internal Revenue Service of the United States.
           ---

          "Joinder Agreement" has the meaning specified in Section 6.13(a).
           -----------------

          "June 30 Balance Sheet" has the meaning specified in Section 4.07(a).
           ---------------------

          "Knowledge", with respect to the Company, means such facts,
           ---------
     information and matters that are actually known by any Senior Officer.

          "Law" means any federal, state, local or foreign law, statute,
           ---
     ordinance, regulation, rule, code, decree, other requirement or rule of law.

          "Leases" means fee mineral interests other than Fee Mineral Interests
           ------
     as that term is defined herein, oil, gas and mineral leasehold interests and other leasehold interests, subleases, mineral servitudes, licenses, concessions, working interests, farmout or farmin rights, royalties, overriding royalties or other non-working or carried interests, operating rights or other rights and interests described or referred to in Section 4.13(b) of the Disclosure Schedule (other than Permitted Encumbrances), including, without limitation, all right, title, and interest of the Company and any Company Subsidiary in all pooled or unitized areas in which the Leases are included, to the extent that such rights and interests arise from and are associated with the Leases or Wells, and all right, title and interest owned by the Company and any Company Subsidiary in, under or derived from all or any presently existing unitization, pooling, operating, communitization or other agreements, whether voluntary or involuntary, or formed under orders, regulations, rules or declaration or other official acts of any Governmental Authority.

          "Liabilities" means any and all debts, liabilities and obligations,
           -----------
     whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order, and those arising under any contract or agreement.

          "Loss" means any and all Liabilities, losses, damages, claims, costs
           ----
     and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by a Person.

          "Loss Ceiling" has the meaning specified in Section 10.04(e).
           ------------

          "Material Adverse Effect" means any change in or effect on the Company
           -----------------------
     or any Company Subsidiary that, individually or in the aggregate with any other changes in or effects on the Company or any Company Subsidiary, is materially adverse to the financial condition, business or results of operations of the Company and the Company Subsidiaries, taken as a whole or is materially adverse to the financial condition, business or results of operations of North Central, taken as a whole; provided, however, that
                                                    --------  -------
     "Material Adverse Effect" shall not be deemed to include any changes or effects arising out of (a) changes in Law or interpretations thereof by Governmental Authorities, (b) changes in U.S. GAAP or in the generally applicable interpretation thereof, (c) events or conditions generally affecting the energy industry (including, without limitation, any reclassification or recalculation of reserves in the ordinary course of business, unsuccessful drilling efforts or changes in the price of

     Hydrocarbons) or arising from changes in general business, economic or political conditions or (d) changes resulting from entering into this Agreement.

          "Material Contracts" has the meaning specified in Section 4.12(a).
           ------------------

          "Maximum Amount" has the meaning specified in Section 10.04(b).
           --------------

          "Merger" has the meaning specified in the recitals to this Agreement.
           ------

          "Merger Consideration" has the meaning specified in Section 3.03(b).
           --------------------

          "Merger S-4" has the meaning specified in Section 6.10.
           ----------

          "Mixed Election" has the meaning specified in Section 3.01(c).
           --------------

          "NCOC" means North Central Oil Corporation, a Delaware corporation.
           ----

          "Net Revenue Interest" means an overall interest in Hydrocarbons
           --------------------
     produced from or attributable to the Leases and Wells, after deducting all lessors' royalties, overriding royalties, production payments, net profit interests, reversionary interests, and other interests or burdens on or that are measured by or are payable out of the production of Hydrocarbons produced therefrom or the proceeds realized from the sale or other disposition thereof.

          "NGA" has the meaning specified in Section 4.35.
           ---

          "Non-Election" has the meaning specified in Section 3.01(c).
           ------------

          "Non-Election Fraction" has the meaning specified in Section 3.01(g).
           ---------------------

          "Non-Election Shares" has the meaning specified in Section 3.01(d).
           -------------------

          "Non-Energy Company Subsidiaries" means any Company Subsidiaries other
           -------------------------------
     than North Central.

          "North Central" means NCOC and its subsidiary, NCO Services, Inc., a
           -------------
     subsidiary of the Company.

          "NORIC Cash" means the cash and cash equivalents held by the Company
           ----------
     and the Non-Energy Company Subsidiaries as of the Effective Time.

          "Operations" means all oil and gas exploration and all operations
           ----------
     related thereto, including, without limitation, (a) the acquisition, purchase, sale, development, operation, maintenance and abandonment of oil, gas and mineral leases and related interests, (b) the drilling, reworking, production, purchase, sale, transportation, storage, processing, treating, manufacture and disposal of, or for, oil, gas, natural gas liquids, and other hydrocarbon gases and liquids, and associated by-products and wastes, and (c) the acquisition, construction, installation, maintenance and operation of related plants, platforms, pipelines, gathering lines, compressors, facilities, storage facilities and equipment.

          "Other Real Property" means the real property described and identified
           -------------------
     in Section 4.13(e) of the Disclosure Schedule.

          "Paying Agent" has the meaning specified in Section 3.01(i).
           ------------

          "Per Share Cash Amount" has the meaning specified in Section 3.01(a).
           ---------------------

          "Permitted Encumbrances" means such of the following as to which no
           ----------------------
     enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business;
     (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations;
     (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that do not, individually or in the aggregate, materially adversely affect the value, operation or use of property subject thereto for its current and anticipated purposes;
     (e) lessor's royalties, overriding royalties, nonparticipating royalties, net profits interests, carried interests, production payments, reversionary interests, and other burdens, if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interest of the Company or the Company Subsidiary, as applicable, in any Property to an amount less than the Net Revenue Interest for such Property set forth on Section 4.13(b) of the Disclosure Schedule, and does not obligate the Company or the Company Subsidiary, as applicable, to bear costs and expenses relating to the maintenance, development, and operation of any Property in a proportion greater or less than the Working Interest of the Company or the Company Subsidiary, as applicable, for such Property as set forth on Section 4.13(b) of the Disclosure Schedule (unless the actual Net Revenue Interest for such Property is greater or less than the Net Revenue Interest set forth on Section 4.13(b) of the Disclosure Schedule in the same proportion as such costs and expenses required to be borne is greater or less than such Working Interest); (f) easements, rights-of-way, servitudes, permits, licenses, surface leases, and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; conditions, covenants or other restrictions, and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways, and other easements and rights-of-way on, over, or in respect of any Property which will not materially interfere with the operation or use of any of the affected Properties; (g) farmout and farmin agreements, participation agreements, joint operating agreements, division orders, pooling agreements, unitization orders or agreements, and Hydrocarbons sales agreements entered into in the ordinary course of business to the extent that such orders and agreements do not operate to reduce the Net Revenue Interest of the Company or the Company Subsidiary, as applicable, in any Property to an amount greater or less than the Net Revenue Interest for such Property set forth on Section 4.13(b) of the Disclosure Schedule, and do not obligate the Company or the Company Subsidiary to bear costs and expenses relating to the maintenance, development, and operation of any Property in a proportion greater or less than the Working Interest of the Company or the Company Subsidiary, as applicable, for such Property as set forth on Section 4.13(b) of the Disclosure Schedule (unless the actual Net Revenue Interest for such Property is greater or less than the Net Revenue Interest set forth on Section 4.13(b) of the Disclosure Schedule in the same proportion as such costs and expenses required to be borne is greater or less than such Working Interest); (h) calls on production, in effect as of the date hereof, which entitle the Company or the Company Subsidiary, as the case may be, to receive a current market price for such production; (i) all liens, contracts, agreements, instruments, obligations, defects, and irregularities affecting the Properties that, individually, or in the aggregate, are not such as to materially and adversely interfere with the operation or use, if any, of Properties, do not prevent the Company or the Company Subsidiary, as applicable, from receiving the proceeds of production from any of the Properties, do not reduce the Net Revenue Interest of the Company or the Company Subsidiary, as applicable, for such Property below that set forth on Section 4.13(b) of the Disclosure Schedule, and do not obligate the Company or the Company Subsidiary to bear costs and expenses relating to the maintenance, development, and operation of any Properties in an amount greater than the Working Interest of the Company or the Company Subsidiary, as applicable, for such Property as set forth on Section 4.13(b) of the Disclosure Schedule (unless the actual Net Revenue Interest for such Property is greater than the Net Revenue Interest set forth on Section 4.13(b) of the Disclosure Schedule in the same proportion as any increase in such Working Interest); (j) any liens created by Law or reserved in oil, gas, and/or mineral leases for royalty, bonus, or rental, or securing compliance with the terms of such leases; (k) all agreements, instruments, documents, liens, Actions and other matters described or referred to in the Disclosure Schedule or which are waived by Purchaser; (l) traditional rights of reassignment requiring notice and/or the reassignment of a leasehold interest to the holders of such reassignment rights prior to surrendering or releasing such leasehold interest or operating right; (m) rights reserved to or vested in any Governmental Authority to control or regulate any Property in any manner, and (n) any defect, irregularity, deficiencies in title, or other matter that a reasonable and prudent operator, experienced and knowledgeable in the domestic oil and gas business, would not consider a material impairment of the Company's or the Company Subsidiary's title in such Property.

          "Person" means any individual, partnership, corporation, limited
           ------
     liability company, trust, incorporated or unincorporated organization or other legal entity of any kind.

          "Phantom Share Plan" means the North Central Oil Corporation Phantom
           ------------------
     Share Plan (amended and restated, effective as of May 1, 1997), as amended.

          "Plans" has the meaning specified in Section 4.15(a).
           -----

          "Prior Period Tax Decrease" has the meaning specified in Section
           -------------------------
     8.03(c).

          "Prior Period Tax Increase" has the meaning specified in Section
           -------------------------
     8.03(c).

          "Private Placement" has the meaning specified in Section 6.10.
           -----------------

          "Pro Rata Share" has the meaning specified in Section 10.04(c).
           --------------

          "Property" or "Properties" mean the Leases, Wells, Easements,
           --------      ----------
     Equipment, Other Real Property and Fee Mineral Interests.

          "Proxy Statement" has the meaning specified in Section 6.05(a).
           ---------------

          "Purchaser" has the meaning specified in the preamble to this
           ---------
     Agreement.

          "Purchaser Certificates" has the meaning specified in Section 3.03(a).
           ----------------------

          "Purchaser Common Stock" has the meaning specified in Section 3.01(a).
           ----------------------

          "Purchaser Material Adverse Effect" means any change in or effect on
           ---------------------------------
     the Purchaser that, individually or in the aggregate with any other changes in or effects on the Purchaser, is materially adverse to the financial condition, business or results of operations of the Purchaser and its subsidiaries, taken as a whole; provided, however, that "Purchaser Material
                                     --------  -------
     Adverse Effect" shall not be deemed to include any changes or effects arising out of (a) changes in Law or interpretations thereof by Governmental Authorities, (b) changes in U.S. GAAP or in the generally applicable interpretation thereof, (c) events or conditions generally affecting the energy industry (including, without limitation, any reclassification or recalculation of reserves in the ordinary course of business, unsuccessful drilling efforts or changes in the price of Hydrocarbons) or arising from changes in general business, economic or political conditions or (d) changes resulting from entering into this Agreement.

          "Purchaser Preferred Stock" has the meaning specified in Section 5.03.
           -------------------------

          "Purchaser SEC Reports" has the meaning specified in Section 5.09(a).
           ---------------------

          "Purchaser Stock Issuance" has the meaning specified in Section
           ------------------------
     6.05(a).

          "Purchaser Stockholders' Meeting" has the meaning specified in Section
           -------------------------------
     6.05(a).

          "Purchaser Tax Periods" has the meaning specified in Section 8.01(a).
           ---------------------

          "Purchaser Tax Returns" has the meaning specified in Section 5.11.
           ---------------------

          "Purchaser's Indemnified Persons" has the meaning specified in Section
           -------------------------------
     10.01.

          "Registration Rights Agreement" has the meaning specified in Section
           -----------------------------
     9.02(d).

          "Representatives" has the meaning specified in Section 6.02.
           ---------------

          "Reserve Report" has the meaning specified in Section 4.17(a).
           --------------

          "Retention Bonus Plan" means the Retention Bonus Agreements entered
           --------------------
     into by and between certain employees of North Central.

          "Rights Agreement" has the meaning specified in Section 3.01(m).
           ----------------

          "SEC" means the United States Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
     rules and regulations promulgated thereunder.

          "Security" has the meaning specified in Section 10.08(a).
           --------

          "Seismic Data" has the meaning specified in Section 4.31.
           ------------

          "Senior Officers" means Michael Becci, B.W. Beckham IV, William E.
           ---------------
     Deupree, Robert Kiley, Mark Rosenbaum, James A. Winne III, Randall K. Sadler, Michael Weissman, Doug Cohen, Tom Antoshak and Gary M. DeGrange.

          "Severance Agreements" means the individual Change in Control
           --------------------
     Severance Payment Agreements dated June 1, 2000 and letter agreements dated November 10, 1998 entered into by and between North Central and certain of its officers.

          "Severance Plan" means the Severance Pay Plan for Employees of North
           --------------
     Central, as amended.

          "Shareholder Representative" has the meaning specified in Section
           --------------------------
     12.01.

          "Shareholder Tax Periods" has the meaning specified in Section
           -----------------------
     8.01(a).

          "Shareholders" has the meaning specified in the preamble to this
           ------------
     Agreement.

          "Shareholders' List" has the meaning specified in Section 4.02(b).
           ------------------

          "Shares" has the meaning specified in Section 3.01(a).
           ------

          "Significant Shareholders" means the persons specified in the
           ------------------------
     Preamble.

          "Standstill and Voting Agreement" has the meaning specified in Section
           -------------------------------
     9.02(e).

          "Stock Election" has the meaning specified in Section 3.01(c).
           --------------

          "Stock Election Number" has the meaning specified in Section 3.01(b).
           ---------------------

          "Stock Election Shares" has the meaning specified in Section 3.01(d).
           ---------------------

          "Stock Fraction" has the meaning specified in Section 3.01(e).
           --------------

          "Stock Representative" has the meaning specified in Section 3.01(c).
           --------------------

          "Surviving Corporation" has the meaning specified in Section 2.01.
           ---------------------

          "Tax" or "Taxes" means any and all taxes, fees, levies, duties,
           ---      -----
     tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

          "Tax Asset" has the meaning specified in Section 8.03(b).
           ---------

          "Tax Authority" means the IRS and any other domestic or foreign
           -------------
     Governmental Authority responsible for the administration of Taxes.

          "Tax Returns" has the meaning specified in Section 4.19.
           -----------

          "Third Party Provisions" has the meaning specified in Section 13.08.
           ----------------------

          "Transmittal Letter" means the letter of transmittal pursuant to which
           ------------------
     holders of Company Common Stock shall (a) transfer their shares of Company Common Stock to the Exchange Agent after the Effective Time, (b) confirm that they have appointed a "Purchaser's Representative," as such term is used in Regulation D promulgated under the Securities Act, if applicable, or affirm that they are "Accredited Investors," as defined in Regulation D and (c) acknowledge their investment intent with respect to shares of Purchaser Common Stock and other matters arising under Regulation D.

          "Unpaid Company Transaction Fees" means the fees and expenses incurred
           -------------------------------
     by the Company and the Company Subsidiaries for investment banking, legal, engineering and other professional services not accrued on the consolidated balance sheet of North Central dated September 30, 2000 or the consolidated balance sheet of the Company dated June 30, 2000 included in the Interim Financial Statements, in connection with the Merger and this Agreement, which have not been paid in full prior to the Effective Time.

          "Unpaid Severance, Retention and Phantom Share Costs" means an amount
           ---------------------------------------------------
     equal to the sum of all amounts payable or which may become payable, arising out of, related to or in connection with the Merger under the Phantom Share Plan, the Severance Plan, the Severance Agreements and the Retention Bonus Plan, which have not been paid in full prior to the Effective Time.

          "U.S. GAAP" means United States generally accepted accounting
           ---------
     principles and practices as in effect from time to time and applied consistently throughout the periods involved.

          "Wells" means those oil, condensate or natural gas wells (whether
           -----
     producing, not producing, abandoned or temporarily abandoned), water source wells, and water and other types of injection or disposal wells and systems located on the Leases, including, without limitation, the wells described and identified in Section 4.13(b) of the Disclosure Schedule.

          "Working Interests" means that share of all of the costs, expenses,
           -----------------
     burdens and obligations of any type or nature attributable to the Company's or the Company Subsidiaries', as applicable, interest in any Lease or Well.

                                  ARTICLE II
                                  THE MERGER

          SECTION 2.01.  The Merger. Upon the terms of this Agreement and
                         ----------
subject to the conditions set forth in Article IX, and in accordance with the BCL and the DGCL, at the Effective Time, the Company shall be merged with and into the Purchaser. As a result of the Merger, the separate corporate existence of the Company shall cease and the Purchaser shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation").
                                                  ---------------------

          SECTION 2.02.  Effective Time; Closing. As promptly as practicable and
                         -----------------------
in no event later than the fifth Business Day or such other day as may be agreed in writing by each of the parties hereto (such date being the "Closing Date")
                                                               ------------
following the satisfaction or, if permissible, waiver of the conditions set forth in Article IX, the parties hereto shall cause the Merger to be consummated
(a) by filing a certificate of merger with the New York Secretary of State in such form as required by, and executed in accordance with, the relevant provisions of the BCL and (b) a certificate of merger with Delaware Secretary of State in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The "Effective Time" of the Merger, as that term is used
                             --------------
in this Agreement, shall mean the date on which the certificates of merger are filed with the New York Secretary of State and the Delaware Secretary of State with respect to the Merger (or such later time as may be agreed in writing by each of the parties hereto and specified in the certificates of merger). Immediately prior to the filing of the certificates of merger, the closing (the "Closing") will be held at the offices of Shearman & Sterling, 599 Lexington
 -------
Avenue, New York, NY 10022 (or such other place as the parties may agree) to confirm the satisfaction or waiver of the conditions set forth in Article IX.

          SECTION 2.03.  Effect of the Merger. At the Effective Time, the effect
                         --------------------
of the Merger shall be as provided in the applicable provisions of the BCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and the Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          SECTION 2.04.  Certificate of Incorporation; Bylaws. At the Effective
                         ------------------------------------
Time, the Restated Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Law and such Certificate of Incorporation. At the Effective Time, the Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

          SECTION 2.05.  Directors and Officers. (a) The directors of the
                         ----------------------
Purchaser immediately prior to the Effective Time shall continue as the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

          (b) The officers of the Purchaser immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

          SECTION 2.06.  Purchaser's Stock Unchanged. Each share of Purchaser
                         ---------------------------
Common Stock and each share of each other class of stock of Purchaser outstanding immediately prior to the Effective Time shall be unchanged by virtue of the Merger and remain outstanding. Each share of Purchaser Common Stock held in the Purchaser's treasury immediately prior to the Effective Time shall be unchanged by virtue of the Merger and shall remain a share held in the Purchaser's treasury.

                                  ARTICLE III
                           TREATMENT OF COMMON STOCK

          SECTION 3.01.  Treatment of Common Stock.  At the Effective Time:
                         -------------------------


          (a) Subject to Section 3.12, each share of voting and non-voting common stock (the "Shares"), par value $0.01 per share of the Company
                        ------
     ("Company Common Stock"), issued and outstanding immediately prior to the
       --------------------
     Effective Time, other than those shares of Company Common Stock to be cancelled pursuant to Section 3.02, shall forthwith cease to exist and shall be converted into the right to receive: (i) a number of validly issued, fully paid and nonassessable shares of common stock of the Purchaser, par value $1.00 per share ("Purchaser Common Stock"), equal to:
                                            ----------------------
     (x) if the Average Parent Share Price is less than $22.25, 322.174; (y) if the Average Parent Share Price is at least $22.25, but less than $27.25, the result obtained by dividing $7,168.38 by the Average Parent Share Price and rounding the result to the nearest one-thousandth of a Parent Share; and (z) if the Average Parent Share Price is equal to or greater than $27.25, 263.059 Parent Shares (such number, the "Common Conversion
                                                      -----------------
     Number"), or (ii) $7,168.38 in cash, without interest (the "Per Share Cash
     ------                                                      --------------
     Amount"), or (iii) a combination of shares of Purchaser Common Stock and
     ------
     cash, determined in accordance with Sections 3.01(d), 3.01(e), 3.01(f) and 3.01(g). The "Average Parent Share Price"
                   --------------------------
     means the average, over the 20 consecutive trading days ending on the trading day which is five days prior to the Closing Date, of the mean between the high and low sales prices per share of Purchaser Common Stock on the New York Stock Exchange, regular way on each such date. Those certificates previously evidencing Shares shall be exchanged for (i) certificates evidencing whole shares of Purchaser Common Stock issued in consideration therefor, (ii) the Per Share Cash Amount multiplied by the number of shares previously evidenced by the canceled certificate or (iii) a combination of clauses (i) and (ii), in each case in accordance with the allocation procedures of this Section 3.01 and upon the surrender of the certificates in accordance with the provisions of Section 3.03, without interest.

          (b) The aggregate number of shares of Company Common Stock that will be converted into the right to receive Purchaser Common Stock in the Merger will be 43,943 (such amount being equal to 50% of the shares of Company Common Stock issued and outstanding immediately prior to the Effective
     Time) (the "Stock Election Number"). The aggregate number of shares of
                 ---------------------
     Company Common Stock that will be converted into the right to receive cash in the Merger will be 43,943 (such amount being equal to 50% of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time) (the "Cash Election Number"). In the event that there are
                           --------------------
     Dissenting Shares and the holders of such Dissenting Shares do not, prior to the Effective Time, withdraw notice of election to dissent, vote in favor of the Merger or otherwise lose their rights to appraisal, the Cash Election Number shall be reduced by an amount equal to twice the number of Dissenting Shares and the Stock Election Number shall be increased by the same amount, provided, however that in no such event shall the Cash
                  --------  -------
     Election Number be reduced by more than 8,789.

          (c) Subject to the allocation and election procedures set forth in this Section 3.01, each record holder, immediately prior to the Effective Time, of Shares will be entitled (i) to elect to receive cash for all of the Shares (a "Cash Election"), (ii) to elect to receive shares of
                    -------------
     Purchaser Common Stock for all of the Shares (a "Stock Election"), (iii) to
                                                      --------------
     elect to receive shares of Purchaser Common Stock for part of the holder's Shares and cash for the remaining part of the holder's Shares (a "Mixed
                                                                       -----
     Election"), or (iv) to indicate that the record holder has no preference as
     --------
     to the receipt of cash or Purchaser Common Stock for the shares (a "Non-
                                                                         ---
     Election"). All elections shall be made on a form designed for that purpose
     --------
     (a "Form of Election"). A holder of record of Shares who holds Shares as
         ----------------
     trustee, nominee, or in another representative capacity (a "Stock
                                                                 -----
     Representative"), may submit multiple Forms of Election, provided that the
     --------------                                           --------
     Stock Representative certifies that each Form of Election covers all the Shares held by the Stock Representative for a particular beneficial owner.

     (d)  If the aggregate number of Shares covered by Cash Elections (the "Cash
                                                                            ----
     Election Shares") exceeds the Cash Election Number, all Shares covered by
     ---------------
     Stock Elections (the "Stock Election Shares") and all Shares covered by
                           ---------------------
     Non-Elections (the "Non-Election Shares") shall be converted into the right
                         -------------------
     to receive shares of Purchaser Common Stock, and the Cash Election Shares shall be converted into the right to receive shares of Purchaser Common Stock and cash in the following manner: each Cash Election Share shall be converted into the right to receive (i) cash equal to the product of (A) the Per Share Cash Amount and (B) a fraction (the "Cash
                                                                       ----
     Fraction") the numerator of which shall be the Cash Election Number and the
     --------
     denominator of which shall be the total number of Cash Election Shares, and
     (ii) a number of shares of Purchaser Common Stock equal to the product of
     (A) the Common Conversion Number and (B) a fraction equal to one minus the Cash Fraction.

          (e) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and the Stock Election Shares shall be converted into the right to receive shares of Purchaser Common Stock and cash in the following manner: each Stock Election Share shall be converted into the right to receive (i) a number of shares of Purchaser Common Stock equal to the product of (A) the Common Conversion Number and (B) a fraction (the "Stock Fraction") the numerator of which
                                     --------------
     shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares and (ii) cash equal to the product of (A) the Per Share Cash Amount and (B) a fraction equal to one minus the Stock Fraction.

          (f) With respect to each holder of Company Common Stock who makes a Mixed Election, the Shares the holder elects to be converted into the right to receive cash shall be treated as Cash Election Shares for purposes of this Section 3.01 and the shares the holder elects to be converted into the right to receive shares of Purchaser Common Stock shall be treated as Stock Election Shares for purposes of this Section 3.01.

          (g) In the event that neither Section 3.01(d) nor Section 3.01(e) above is applicable, all Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive shares of Purchaser Common Stock, and the Non-Election Shares, if any, shall be converted into the right to receive shares of Purchaser Common Stock and cash in the following manner: each Non-Election Share shall be converted into the right to receive (i) a number of shares of Purchaser Common Stock equal to the product of (A) the Common Conversion Number and (B) a fraction (the "Non-Election Fraction"), the numerator of
                                     ---------------------
     which shall be the excess of the Stock Election Number over the total number of Stock Election Shares and the denominator of which shall be the excess of (x) 87,886 over (y) the sum of the total number of Stock Election Shares and the total number of Cash Election Shares, (ii) an amount in cash, without interest, equal to the product of the Per Share Cash Amount and (iii) a fraction equal to one minus the Non-Election Fraction.

          (h) If either (i) the tax opinion of Shearman & Sterling referred to in Section 9.02(c) cannot be rendered (as reasonably determined by Shearman & Sterling and concurred in by Baker Botts L.L.P.) or (ii) the tax opinion of Baker Botts L.L.P. referred to in Section 9.03(c) cannot be rendered (as reasonably determined by Baker Botts, L.L.P. and concurred in by Shearman & Sterling), in either case as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under section 368(a) of the Code, then the Company shall have the right at its sole discretion to elect to restructure the transaction as a taxable sale of Company Common Stock (or, at the Company's option, as a reverse subsidiary merger treated for federal income tax purposes as a taxable sale of Company Common Stock). The parties confirm their understanding that, under the Law as in effect on the date hereof, the continuity of interest requirement, under applicable federal income tax principles, shall be considered to be satisfied if at least 40% in value of the sum of the Merger Consideration plus any other amount treated for federal income tax purposes as consideration provided by the Purchaser or a related party for the Shares constitutes shares of Purchaser Common Stock, valued in accordance with the relevant federal income tax principles. In the event that the Company elects the option to restructure the transaction as a taxable sale of Company Common Stock (or as a taxable reverse subsidiary merger) pursuant to this Subsection, the provisions of this Agreement shall be applied to the transaction as if that transaction were the Merger, except where the provision refers to section 368 of the Code or clearly contemplates that the Merger will qualify as a tax-free reorganization within the meaning of section 368.

          (i) To be effective, a Form of Election must be properly completed, signed and submitted to the Purchaser's transfer agent and registrar, as paying agent (the "Paying Agent"), and accompanied by certificates
                        ------------
     representing shares of Company Common Stock (the "Company Certificates") as
                                                       --------------------
     to which the election is being made. The Purchaser shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Purchaser (or the Paying Agent) in these matters shall be conclusive and binding. Neither the Purchaser nor the Paying Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Paying Agent. The Paying Agent shall also make all computations contemplated by this Section 3.01(i), and all these computations shall be conclusive and binding on the holders of shares of Company Common Stock.

          (j) For the purposes of this Agreement, a holder of shares of Company Common Stock who does not submit a Form of Election that is received by the Paying Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If the Purchaser or the Paying Agent shall determine that any purported Cash Election or Stock Election was not properly made, the shares subject to improperly made Cash Election or Stock Election shall be treated as Non-Election Shares.

          (k) Each of the Purchaser and the Company shall use its best efforts to cause copies of the Form of Election to be mailed to the record holders of Company Common Stock not less than 20 days prior to the Effective Time. A Form of Election must be received by the Paying Agent by 5:00 p.m., New York City time, on the Business Day that is immediately prior to the Effective Time (the "Election Deadline"), in order to be effective. All
                          -----------------
     elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election.

          (l) Notwithstanding any other provision of this Section 3.01 or in any Form of Election to the contrary, unless the Company shall provide a written notice to the Purchaser and to each holder of Shares stating that the Board of Directors of the

     Company has determined to permit holders of Shares to make individual elections, each and every holder of Shares shall automatically be deemed to have submitted a Mixed Election indicating that such holder elects to receive shares of Purchaser Common Stock for 50% of such holder's Shares and cash for 50% of such holder's Shares.

          (m) Each share of Purchaser Common Stock issued to holders of Company Common Stock pursuant to the Merger will be issued with an associated Right (as defined in the Rights Agreement dated as of April 26, 1994 between the Purchaser and Harris Trust Company of New York, as Rights Agent (the "Rights Agreement")). Purchaser shall supplement the Rights Agreement to
      ----------------
     provide that no Shareholder will be an "Acquiring Person" (as defined in the Rights Agreement) by virtue of acquiring Purchaser Common Stock in the Merger unless or until it or any of its "Affiliates" or "Associates" (as defined in the Rights Agreement) shall purchase or otherwise become the "Beneficial Owner" (as defined in the Rights Agreement) of additional Shares of Purchaser Common Stock or any other Person or Persons who is (or collectively are) the Beneficial Owners of shares of Purchaser Common Stock shall become an Affiliate or Associate of such Shareholder unless, in either such case, such Shareholder, together with all Affiliates or Associates of such Shareholder, is not then the Beneficial Owner of 20% or more of the Purchaser Common Stock then outstanding.

          SECTION 3.02.  Cancellation of Treasury Shares.  Each share of Company
                         -------------------------------
Common Stock held in the Company treasury immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

          SECTION 3.03   Exchange Agent; Exchange Procedures.  (a)  Subject to
                         -----------------------------------
the terms and conditions of this Agreement, at or prior to the Effective Time, the Purchaser shall appoint an exchange agent that is reasonably acceptable to the Company (the "Exchange Agent"), to effect the exchange of Shares for shares
                  --------------
of Purchaser Common Stock and cash in accordance with the provisions of this
Article III. As soon as reasonably practicable following the Effective Time, the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent, for exchange in accordance with this Article III, certificates representing shares of Purchaser Common Stock (the "Purchaser Certificates"), and cash in amounts
                                ----------------------
sufficient to allow the Exchange Agent to make all deliveries of the Purchaser Certificates and cash in exchange for the Company Certificates in connection with the Merger, as contemplated by this Article III, and any cash payable in respect of fractional shares in accordance with Section 3.05 (the "Exchange
                                                                   --------
Fund").
----

          (b) The Purchaser shall instruct the Exchange Agent to mail to each record holder of shares of Company Common Stock as soon as reasonably practicable after the Effective Time, (i) a Transmittal Letter (which shall specify that delivery shall be effected, and risk of loss and title to shares of Company Common Stock shall pass, only upon the delivery of a Company Certificate or Company Certificates representing those shares to the Exchange Agent, and which letter shall otherwise be in the form and have the other provisions as the Purchaser shall reasonably specify, which form shall be reasonably acceptable to the Company) and (ii) instructions for use in effecting the surrender of the Company Certificates for

(x) Purchaser Certificates to which the holder of shares of Company Common Stock is entitled pursuant to Section 3.01(a), (y) the cash to which the holder of shares of Company Common Stock is entitled pursuant to Section 3.01(a), and (z) cash in lieu of fractional shares, if any (the shares of Purchaser Common Stock and cash described in clauses (x), (y) and (z) above being referred to collectively as the "Merger Consideration"). Commencing immediately after the
                     --------------------
Effective Time, upon the surrender to the Exchange Agent of a Company Certificate, together with a duly executed and completed letter of transmittal and all other documents and other materials reasonably required by the Exchange Agent to be delivered in connection therewith, the holder thereof shall be entitled to receive the Merger Consideration into which the shares of Company Common Stock which immediately prior to the Effective Time were represented by the Company Certificate so surrendered shall have been converted in accordance with the provisions of Section 3.01, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.05. No interest will be paid or will accrue on the cash payable, if any, upon surrender of the Company Certificate. Unless and until any Company Certificate is so surrendered, no dividends or other distributions, if any, payable to the holders of record of shares of Purchaser Common Stock, as of any date subsequent to the Effective Time, shall be paid to the holder of the Company Certificate in respect thereof. Upon the surrender of any Company Certificate, the record holder of the Purchaser Certificate or Purchaser Certificates representing shares of Purchaser Common Stock issued in exchange therefor, if any, shall be entitled to receive,
(i) at the time of surrender, the amount of any dividends or other distributions in respect of shares of Purchaser Common Stock having a record date after the Effective Time and a payment date prior to the surrender date, and (ii) at the appropriate payment date, the amount of dividends or other distributions in respect of shares of Purchaser Common Stock having a record date after the Effective Time and a payment date subsequent to the date of surrender. No interest shall be payable in respect of the payment of dividends or distributions pursuant to the immediately preceding sentence.

          (c) The Purchaser or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration, and from any dividends or other distributions which the holder is entitled to receive pursuant to Section 3.03(b), such amounts that the Purchaser or the Exchange Agent are required to deduct or withhold therefrom under the Code and/or any applicable provision of state, local or foreign law.

          SECTION 3.04.  Transfer Books.  All shares of Purchaser Common Stock
                         --------------
issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          SECTION 3.05.  No Fractional Share Certificates.  No fraction of a
                         --------------------------------
share of Purchaser Common Stock shall be issued, but in lieu thereof, each Shareholder who would otherwise be entitled to a fraction of a share of Purchaser Common Stock shall, upon surrender of the shares of Company Common Stock to the Exchange Agent, be paid an amount in cash by the Exchange Agent (without interest) equal to the value of such fraction of a share based upon the closing price of Purchaser Common Stock at the Effective Time. Promptly after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent shall send by mail, postage prepaid, to each such holder a check payable to such holder for the amount of cash payable in lieu of such holder's fractional interests.

          SECTION 3.06.  Lost, Stolen or Destroyed Certificates.  In the event
                         --------------------------------------
any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit, which shall be accompanied by an indemnity bond or other security or indemnity acceptable to the Purchaser, of that fact by the holder thereof, such shares of Purchaser Common Stock and any dividends or other distributions with respect to Purchaser Common Stock to which such holder is entitled.

          SECTION 3.07.  Termination of Exchange Fund.  Any portion of the
                         ----------------------------
Exchange Fund which remains undistributed one year after the Effective Time shall be delivered to the Purchaser upon demand, and each holder of shares of Company Common Stock who has not theretofore surrendered the holder's Company Certificates in accordance with the provisions of this Article III shall thereafter look only to the Purchaser for satisfaction of the holder's Merger Consideration and any dividends or distributions payable in accordance with
Section 3.03(b). Notwithstanding the foregoing, none of the Purchaser, the Company or the Exchange Agent shall be liable to any former holder of shares of Company Common Stock for any shares or amounts properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          SECTION 3.08.  Certain Adjustments.  If, in the period between the
                         -------------------
date of this Agreement and the Effective Time, the outstanding shares of Purchaser Common Stock shall be changed into a different number of shares or other securities by reason of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Purchaser Common Stock), reorganization, recapitalization or other like change with respect to Purchaser Common Stock, the Common Conversion Number and the Cash Election Number and the form of securities issuable in the Merger shall be appropriately adjusted to provide to the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

          SECTION 3.09.  Restricted Securities.  The parties acknowledge that
                         ---------------------
the shares of Purchaser Common Stock to be issued pursuant to this Article III and pursuant to Section 8.07 shall not have been registered and shall be characterized as "restricted securities" under federal securities laws, and, under such laws, such shares may be resold without registration under the Securities Act only in certain limited circumstances. Each certificate evidencing shares of Purchaser Common Stock to be issued pursuant to this
Article III shall bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO

               THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          SECTION 3.10.  Taking of Necessary Action; Further Action.  The
                         ------------------------------------------
parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger, and the transactions contemplated hereby, as promptly as possible.

          SECTION 3.11.  Dissenters' Rights.  (a)  Notwithstanding any provision
                         ------------------
of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by Persons who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing payment of the fair market value of such shares of Company Common Stock in accordance with the BCL (collectively, the "Dissenting Shares") shall not be converted into or represent
                    -----------------
the right to receive shares of Purchaser Common Stock or cash as provided in this Agreement. Such Persons shall be entitled to receive payment from the Surviving Corporation of the fair market value of such shares of Company Common Stock held by them in accordance with the provisions of the BCL, except that all Dissenting Shares held by Shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under the BCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive Purchaser Common Stock and/or cash as provided herein, upon surrender in the manner provided in Section 3.01, of the certificate or certificates that formerly evidenced such shares of Company Common Stock.

          (b) The Company shall give to the Purchaser (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the BCL and received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment of fair market value under the BCL. The Company shall not, except with the prior written consent of the Purchaser, make any payment with respect to any such demands, or offer to settle, or settle, any such demands. Any amount payable to any Person exercising dissenters' rights shall be paid solely by the Surviving Corporation out of its own funds.

          SECTION 3.12.  Purchase Price Adjustment.  (a)  The Per Share Cash
                         -------------------------
Amount and the Common Conversion Number will be adjusted on the Closing Date as described below.

          (b) The Company shall provide to the Purchaser three business days before the Closing Date a Closing Statement stating, as of the Closing Date: (i) the Company Long-Term Debt, (ii) the Unpaid Company Transaction Fees, (iii) the Unpaid Severance, Retention and Phantom Share Costs, (iv) the NORIC Cash and (v) Company dividends paid since September 30, 2000, accompanied by reasonable detail as to the computation thereof.

          (c)  The Closing Statement shall also state an amount (the "Adjustment
                                                                      ----------
Amount") equal to
------

          (i)  NORIC Cash, minus $84,665,000; minus,
                           -----              -----

          (ii)  Company Long-Term Debt minus $135,000,000; minus
                                       -----               -----

          (iii) Unpaid Company Transaction Fees minus $12,000,000; minus
                                                -----              -----

          (iv)  Unpaid Severance, Retention and Phantom Share Costs minus
                                                                    -----
     $57,165,000; minus
                  -----

          (v)   Company dividends paid since September 30, 2000 minus $500,000.
                                                                -----

          (d) If the Adjustment Amount is greater than zero, then the Per Share Cash Amount and the Common Conversion Number will be increased as follows:

          (i) The Per Share Cash Amount will be increased by an amount in cash equal to 50% of the Adjustment Amount, divided by 43,943; and

          (ii) the Common Conversion Number will be increased by an amount equal to the product of: (A) a fraction, the numerator of which is 50% of the Adjustment Amount and the denominator of which is the Average Parent Share Price, multiplied by (B) a fraction, the numerator of which is 1 and the denominator of which is 43,943.

          (e) If the Adjustment Amount is less than zero, then the Per Share Cash Amount and the Common Conversion Number will be decreased as follows:

          (i) the Per Share Cash Amount will be decreased by an amount in cash equal to 50% of the absolute value of the Adjustment Amount divided by 43,943; and

          (ii) the Common Conversion Number will be decreased by an amount equal to the product of: (A) a fraction, the numerator of which is 50% of the absolute value of the Adjustment Amount and the denominator of which is the Average Parent Share Price, multiplied by (B) a fraction, the numerator of which is one and the denominator of which is 43,943.

          SECTION 3.13.  Escrow.  Upon the Closing, if less than all the
                         ------
Shareholders of the Company shall have then executed Joinder Agreements, the Company and the Purchaser shall enter into an escrow agreement with a bank selected by the Purchaser with the approval of the Company (the "Escrow Agent")
                                                                 ------------
in form and substance reasonably satisfactory to the Purchaser and the Company (the "Escrow Agreement"). Notwithstanding any other provision of this Agreement,
      ----------------
10% of the shares of Purchaser Common Stock and/or cash to be delivered at the Closing to each holder of Shares that does not, prior to the Closing, execute and deliver to the Company a Joinder Agreement (as defined in Section 6.13(a) below), shall be delivered to the Escrow Agent to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement (the "Escrow Consideration").
                                                        --------------------
The Escrow Consideration will secure, and will be applied to the extent necessary to satisfy, the rights of the Purchaser's Indemnified Persons to receive indemnification for certain matters described in Section 10.01 and
Section 8.01. The Escrow Agreement will provide that the Escrow Consideration will be applied to pay indemnification to the Purchaser on the same basis as the security described in Section 10.08 can be applied to such indemnification rights.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company and (with respect to the representations concerning each Shareholder contained in Section 4.01(b), 4.22, 4.29 and 4.36 only) each Shareholder hereby represent and warrant to the Purchaser that, except as disclosed in the Disclosure Schedule:

          SECTION 4.01.  Organization, Authority and Qualification of the
                         ------------------------------------------------
Company. (a) The Company is a corporation duly organized, validly existing and
- -------
in good standing under the laws of the State of New York and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted, except where the failure to have such power and authority would not have a Material Adverse Effect. The Company has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Company is duly licensed or qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures to be so licensed or qualified and in good standing that would not have a Material Adverse Effect. True and correct copies of the Certificate of Incorporation and Bylaws of the Company, each as in effect on the date hereof, have been made available by the Company to the Purchaser. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company.

          (b) Each Shareholder has full legal capacity and authority to enter into this Agreement and to carry out such person's obligations hereunder. This Agreement has been duly executed and delivered by the Company and each Shareholder, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company and each Shareholder enforceable against the Company and each Shareholder in accordance with its terms.

          SECTION 4.02.  Capital Stock of the Company; Ownership of the Shares.
                         -----------------------------------------------------
(a) The authorized capital stock of the Company consists of 200,000 shares of Company Common Stock, of which 165,000 shares are voting Company Common Stock and 35,000 shares are non-voting Company Common Stock. As of the date hereof there are, and as of the Effective Date there will be, (i) 76,197 shares of voting Company Common Stock and (ii) 11,689 shares of non-voting Company Common Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. No shares of Company Common Stock are held in the treasury of the Company. None of the issued and outstanding shares of Company Common Stock were issued in violation of any preemptive rights. Except as set forth in Section 4.02(a) of the Disclosure Schedule, there are no (i) options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Shareholders or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company and (ii) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. To the Knowledge of the Company, Section 4.02(a) of the Disclosure Schedule sets forth all voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of any of the Company Common Stock, except those contemplated or required by this Agreement.

          (b) Section 4.02(b) of the Disclosure Schedule sets forth a list (the "Shareholders' List") prepared by the Company that accurately reflects the name
 -------------------
of each Shareholder and the number of shares of Company Common Stock held of record by each Shareholder (and is based upon the stock register of the Company) as of the date hereof.

          SECTION 4.03.  Company Subsidiaries.  (a) Section 4.03(a) of the
                         --------------------
Disclosure Schedule sets forth a list, true and complete in all material respects, of all Company Subsidiaries, listing for each Company Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

          (b) Other than the Company Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same. There are no partnerships or joint venture agreements or other business entities in which the Company or any Company Subsidiary owns any equity interest. The agreement referenced in Section 4.03(b), Item 1 of the Disclosure Schedule does not create any obligations or Liabilities on behalf of the Company or any Company Subsidiary.

          (c) Each Company Subsidiary that is a corporation: (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Company Subsidiary and to carry on its business as it is currently conducted by such Company Subsidiary and (iii) is duly licensed or qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures to be so licensed or qualified and in good standing that would not have a Material Adverse Effect. Each Company Subsidiary that is not a corporation:
(i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Company Subsidiary and to carry on its business as it is currently conducted by such Company Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures to be so licensed or qualified and in good standing that would not have a Material Adverse Effect.

          (d) All the outstanding shares of capital stock of each Company Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company, whether directly or indirectly, free and clear of all Encumbrances.

          (e) There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character, relating to the capital stock of any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Company Subsidiary.

          (f) There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of, or any other interests in, any Company Subsidiary.

          (g) True and complete copies of the charter and by-laws (or similar organizational documents), of each Company Subsidiary have been made available by the Company to the Purchaser and are in full force and effect.

          SECTION 4.04.  Corporate Books and Records.  In all material respects,
                         ---------------------------
the minute books of the Company and the Company Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, Boards of Directors and all committees of the Boards of Directors of the Company and the Company Subsidiaries. Complete and accurate copies of all such minute books of the Company and each Company Subsidiary have been made available by the Company to the Purchaser.

          SECTION 4.05.  No Conflict.  Assuming that all consents, approvals,
                         -----------
authorizations and other actions described in Section 4.06 have been obtained and all filings, approvals and notifications listed in Section 4.06 of the Disclosure Schedule have been made or obtained, the execution, delivery and performance of this Agreement by the Company do not and will not (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws or similar organizational documents of the Company or any Company Subsidiary, (b) violate or conflict with any Law or Governmental Order applicable to the Company, any Company Subsidiary or any of their respective assets and properties, or (c) conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment or cancellation of, or result in the creation of any Encumbrance on any assets or properties of the Company or any Company Subsidiary pursuant to any Material Contract or any other material license, permit, franchise or other instrument or arrangement to which the Company or any Company Subsidiary is a party or by which any of the Company Common Stock or any of such assets or properties is bound or affected, except any such conflicts, violations, breaches, defaults or other occurrences which would not have a Material Adverse Effect.

          SECTION 4.06.  Governmental Consents and Approvals.  The execution,
                         -----------------------------------
delivery and performance of this Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) the pre-merger notification requirements of the HSR Act, (b) the filing and recordation of appropriate merger documents as required by the BCL and the DGCL, (c) any other consent, approval, authorization, filing or notice the failure of which to make or obtain would have a Material Adverse Effect or prevent or materially delay the consummation of the Merger and (d) any consent, approval, authorization, filing or notice required as a result of the identity of the Purchaser.

          SECTION 4.07.  Financial Information, Books and Records.  (a)  True
                         ----------------------------------------
and complete copies of (i) the audited consolidated balance sheets of the Company for each of the two fiscal years ended as of December 31, 1998 and December 31, 1999, and the related audited consolidated statements of operations and cash flows of the Company, (ii) the audited consolidated balance sheet of Rhode Island Corporation for the fiscal year ended December 31, 1997 and the related audited consolidated statements of operations and cash flows of Rhode Island Corporation, together with all related notes and schedules thereto, and
(iii) the audited consolidated balance sheets of NCOC for each of the three fiscal years ended as of December 31, 1997, December 31, 1998 and December 31, 1999 and the related audited consolidated statements of operations and cash flows of NCOC; in each case together with all related notes and schedules thereto, accompanied by the reports thereon of Arthur Andersen LLP (collectively referred to herein as the "Financial Statements") and (iv) the unaudited
                           --------------------
consolidated balance sheet of (A) the Company as of June 30, 2000, and the related consolidated statement of operations, together with all related notes and schedules thereto (the "June 30 Balance Sheet") and (B) NCOC as of September
                            ---------------------
30, 2000, and the related consolidated statement of operations, together with all related notes and schedules thereto (collectively referred to herein as the "Interim Financial Statements"), have been made available by the Company to the
 ----------------------------
Purchaser. The Financial Statements and the Interim Financial Statements (including the related notes and schedules thereto) (x) were prepared in accordance with the books of account and other financial records of the Company, NCOC and Rhode Island Corporation, as applicable, (y) present fairly, in all material respects, the consolidated financial condition of the Company and the Company Subsidiaries and NCOC, as applicable, as of the dates thereof or for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments, and (z) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company, except as noted in the opinion of Arthur Andersen LLP for financial statements of Rhode Island Corporation.

          (b) The books of account and other financial records of the Company and the Company Subsidiaries (i) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (ii) have been maintained in accordance with good business and accounting practices and in accordance with U.S. GAAP.

          SECTION 4.08.  No Undisclosed Liabilities.  Except as would not
                         --------------------------
reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, there are no Liabilities of the Company or any Company Subsidiary other than Liabilities (a) reflected or reserved against on the balance sheets included in the Interim Financial Statements or (b) incurred since the dates of such balance sheets in the ordinary course of the business, consistent with past practice, of the Company and the Company Subsidiaries.

          SECTION 4.09.  Absence of Certain Changes, Events and Conditions.
                         -------------------------------------------------
Since September 30, 2000, the business of the Company and the Company Subsidiaries has been conducted in all material respects in the ordinary course, consistent with past practice, and, since such date, there has not been (a) any Material Adverse Effect, (b) any material change by the Company or any Company Subsidiary in its accounting methods, principles or practices, or (c) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business consistent with past practice.

          SECTION 4.10.  Litigation.  As of the date hereof, there is no Action
                         ----------
pending or, to the Knowledge of the Company, threatened against the Company, any Company Subsidiary or any Property of the Company or any Company Subsidiary, before any Governmental Authority. There are no outstanding Governmental Orders against the Company or any Company Subsidiary or any Property of the Company or any Company Subsidiary that would reasonably be expected to have a Material Adverse Effect.

          SECTION 4.11.  Compliance with Laws.  Each of the Company and the
                         --------------------
Company Subsidiaries has conducted and continues to conduct its business in compliance with all Laws (other than Environmental Laws which are governed solely by Section 4.16) and Governmental Orders applicable to the Company or any Company Subsidiary, except for violations or failures so to comply, if any, that are not reasonably expected to have a Material Adverse Effect.

          SECTION 4.12.  Material Contracts.  (a)  As of the date hereof,
Section 4.12(a) of the Disclosure Schedule lists each of the following contracts and agreements (whether oral or written) of the Company and the Company Subsidiaries (collectively, the "Material Contracts"):
                                 ------------------

          (i) any agreement (other than an oil and gas lease) for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $1,500,000;

          (ii) any gas, crude oil or liquids sales agreement, gas, crude oil or liquids purchase agreement, or gas, crude oil or liquids marketing agreement, under which the Company or any Company Subsidiary is a seller, that cannot be terminated by the Company or the Company Subsidiary, as the case may be, without penalty upon not more than ninety (90) calendar days' notice;

          (iii) any agreement for, or that contemplates, the sale of any Working Interests in any Property, or the sale of any other asset (other than sales of oil and gas production in the ordinary course of business), which involves any payment to the Company or the Company Subsidiaries in excess of $500,000;

          (iv) any agreement that constitutes a lease (other than an oil and gas lease) under which the Company or any Company Subsidiary is the lessor or lessee of real or personal property, that (A) cannot be terminated by the Company or the Company Subsidiary, as the case may be, without penalty upon not more than ninety (90) calendar days' notice and (B) involves an annual base rental in excess of $250,000;

          (v) any agreement for the future acquisition of Seismic Data that requires aggregate future payments in excess of $1,000,000;

          (vi) any Hydrocarbon or financial hedge, swap, exchange or similar agreement;

          (vii) all contracts and agreements relating to Indebtedness of the Company or any Company Subsidiary in excess of $500,000, other than Permitted Encumbrances;

          (viii) all material contracts and agreements with any Governmental Authority (other than oil and gas leases and any unitization agreement or operating agreement listed in Section 4.12(a)(xi) of the Disclosure Schedule) to which the Company or any Company Subsidiary is a party;

          (ix) all non-competition agreements or other contracts and agreements that limit or purport to limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (x) all contracts and agreements between or among the Company or any Company Subsidiary and the Shareholders or any Affiliate of the Shareholders;

          (xi) all contracts or agreements establishing any joint ventures or partnerships and all unit agreements and operating agreements applicable to the Properties;

          (xii)  all employment agreements;

          (xiii) all collective bargaining agreements with labor unions covering the employees of the Company or the Company Subsidiaries;

          (xiv) all profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement for the benefit of current or former directors, officers and employees;

          (xv) all contracts with independent contractors or consultants (or similar arrangements) to which the Company or any Company Subsidiary is a party and which are not cancelable without penalty or further payment and without more than ninety (90) days' notice;

          (xvi) all approved authorizations for expenditure requiring the expenditure by the Company or any Company Subsidiary of more than $500,000, as of November 10, 2000; and

          (xvii) all other contracts and agreements the absence of which would reasonably be expected to have a Material Adverse Effect.

          (b) Each of the Material Contracts listed on Section 4.12(a) of the Disclosure Schedule is a valid agreement, arrangement or commitment of the Company or a Company Subsidiary party thereto, enforceable in all material respects in accordance with its terms, and neither the Company nor any such Company Subsidiary nor, to the Knowledge of the Company, any other party to such Material Contract is in violation, breach or default of any material provision thereof (including the occurrence of any event that, with notice, lapse of time or both, would constitute a default).

          SECTION 4.13.  Title to Property.  (a)  Except as to those matters set
                         -----------------
forth in Section 4.13 of the Disclosure Schedule, the Company or a Company Subsidiary, as the case may be, has Defensible Title to the Property, free and clear of Encumbrances, other than Permitted Encumbrances.

          (b) Section 4.13(b) of the Disclosure Schedule sets forth a brief description of all Leases and Wells. With respect to any Lease or Well, "Defensible Title" shall mean such record and beneficial right, title and
 ----------------
interest in and to such Lease or Well that:

          (i) entitles the Company or the Company Subsidiary, as applicable, to receive a Net Revenue Interest in such Well that is equal to or greater than the Net Revenue Interest set forth in Section 4.13(b) of the Disclosure Schedule therefor, without reduction, suspension or diminution throughout the duration of the estate constituting such Property, except as shown in Section 4.13(b) of the Disclosure Schedule, and except for changes or adjustments that result from the establishment of units, changes in existing units (or the participating areas therein), whether voluntary or by order of the appropriate regulatory agency having jurisdiction, or the entry into of pooling or unitization agreements after the date hereof or that result from or are incidental to Operations conducted as permitted or required by Section 6.01;

          (ii) obligates or subjects the Company or the Company Subsidiary, as applicable, to bear a Working Interest in each Well that is no greater than the record title or operating rights interest set forth in Section 4.13(b) of the Disclosure Schedule therefor, without increase throughout the duration of the estate constituting such Property, except as shown in
     Section 4.13(b) of the Disclosure Schedule and except for any changes or adjustments that are caused by contribution requirements provided for under provisions contained in any operating agreement listed in Section 4.12 of the Disclosure Schedule, that result from the establishment of units, changes in existing units (or the participating areas therein), or the entry into of pooling or unitization agreements, whether voluntary or by order of the appropriate regulatory agency having jurisdiction, after the date hereof or that result from or are incidental to Operations conducted as permitted or required by Section 6.01; and

          (iii) the Leases are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current Operations of the Company or the Company Subsidiary, as applicable.

          (c) Section 4.13(c) of the Disclosure Schedule contains a description of the Easements. With respect to Easements and related Equipment, Defensible Title shall mean record or beneficial right, title and interest in the applicable Easement sufficient to enable the Company or any Company Subsidiary to conduct its Operations as currently conducted with respect thereto, without material interference by any other Person, and, to the Knowledge of the Company or the Company Subsidiary, as applicable, all material Easements are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary for the current Operations of such business without material interference by any other Person.

     (d) Section 4.13(d) of the Disclosure Schedule sets forth a brief description of each parcel of real property comprising the Fee Mineral Interests. With respect to Fee Mineral Interests, Defensible Title means all the record and beneficial right, title and interest in and to each such parcel of land, respectively, that was conveyed or granted to the Company or any Company Subsidiary, or their respective predecessors-in-title in and to the lands described in Section 4.13(d) of the Disclosure Schedule, or in the instrument of conveyance referred to and described by volume or book and page in Section 4.13(d) of the Disclosure Schedule, as each instrument of conveyance is recorded in the county or parish where the land is located.

     (e) Section 4.13(e) of the Disclosure Schedule sets forth a brief description of each parcel of Other Real Property. With respect to Other Real Property, Defensible Title shall mean the right of quiet enjoyment of all such real property, whether leased or fee, for the term of any applicable agreement relating thereto, and all such interests in Other Real Property are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current Operations of such business without material interference.

     (f) To the Knowledge of the Company, no material portion of the royalties, rentals, and other payments due under the Leases are past due. All material Leases are in full force and effect. To the Knowledge of the Company, neither the Company nor any Company Subsidiary has ever been notified of a material breach or default by the Company or any Company Subsidiary under any material Lease, which claim of breach or default has not been resolved. To the Knowledge of the Company, no event has occurred or failed to occur which constitutes, or which, with the giving of notice or the passage of time or both, would constitute a default, violation, or breach under any such Lease.

     (g) As used in this Section 4.13 only, Knowledge of the Company means the actual knowledge of the Senior Officers based upon North Central's periodical attendance of operators' meetings, conduct of joint audits under operating agreements and conduct of periodic field tours of its Properties.

     SECTION 2.14.   Intellectual Property. The Company and the Company
                     ---------------------
Subsidiaries own or license, or otherwise have the right to use, all patent, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs ("Intellectual Property") currently used in the conduct of the business of the
  ---------------------
Company and the Company Subsidiaries, except where the failure to so own or otherwise have the right to use such Intellectual Property would not have a Material Adverse Effect. No Person has notified either the Company or any Company Subsidiary that their use of the Intellectual Property infringes on the rights of any Person, subject to such claims and infringements as do not give rise to any liability on the part of the Company and the Company Subsidiaries that could have a Material Adverse Effect, and, to the Company's Knowledge, no Person is infringing on any right of the Company or any Company Subsidiary with respect to any such Intellectual Property. No claims are pending or, to the Company's Knowledge, threatened that the Company or any Company Subsidiary is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property that would give rise to a Material Adverse Effect.

     SECTION 4.15.   Employee Benefit Matters. (a) With respect to each employee
                     ------------------------
benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in section 3(3) of ERISA), maintained or contributed to by the Company or any Company Subsidiary (the "Plans"), the
                                                              -----
Company has made available to the Purchaser a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS for each Plan, (ii) a complete copy of each such Plan, (iii) each trust agreement relating to each such Plan, (iv) the most recent summary plan description for each Plan for which a summary plan description is required, and (v) the most recent determination letter, if any, issued by the IRS with respect to any Plan qualified under section 401(a) of the Code. Neither the Company nor any Company Subsidiary maintains any plan subject to Title IV of ERISA, and neither the Company nor any Company Subsidiary has any actual or contingent liability under ERISA.

     (b) With respect to the Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Plans, ERISA, the Code or any other applicable Law that would have a Material Adverse Effect. Each of the Plans has been operated and administered in all material respects in accordance with applicable Laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code, except where a violation of any such law, rule or regulation would not have a Material Adverse Effect. Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such loss of qualification would not have a Material Adverse Effect.

     (c) There is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary, pending or threatened in writing, which may interfere with the respective business activities of the Company or any Company Subsidiary. As of the date of this Agreement, to the Knowledge of the Company, neither the Company nor any Company Subsidiary, nor their representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company by the National Labor Relations Board or any comparable state agency pending or, to the knowledge of the Company, threatened, except where such unfair labor practice, charge or complaint would not have a Material Adverse Effect.

     (d) The Company has made available to the Purchaser (i) copies of all employment agreements with officers of the Company or any Company Subsidiary;
(ii) copies of all severance agreements, programs and policies of the Company or any Company Subsidiary with or relating to its employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company or any Company Subsidiary with or relating to its employees which contain change of control provisions.

     (e) Except as listed in Schedule 4.15(e) or as may be required by Law, no Plan provides retiree medical or retiree life insurance benefits to any Person.

          (f) Section 4.15(f) of the Disclosure Schedule sets forth, as of the date of this Agreement, the number of outstanding phantom shares under the Phantom Share Plan by date of grant and the Initial Value (as defined in the Phantom Share Plan) applicable to each date of grant. In addition, Section 4.15(f) of the Disclosure Schedule sets forth the methodology determined by the board of directors of NCOC for computing the amount to be paid for Phantom Shares, pursuant to the terms of the Phantom Share Plan. Section 4.15(f) of the Disclosure Schedule also sets forth, for each eligible employee under the Severance Pay Plan, the annual base salary of each such employee, the number of years or partial years of Continuous Service (as such terms are defined in such Plan), the service anniversary date for purposes of determining Continuous Service and the lump sum severance payment under Section 5 of such Plan that would be payable to such employee assuming a termination as of October 31, 2000, and the aggregate of such payments for all eligible employees. Section 4.15(f) of the Disclosure Schedule sets forth, in the aggregate, amounts due under all Severance Agreements other than amounts due under the Severance Pay Plan and Severance Agreements, for any director, officer, employee or consultant of the Company and any Company Subsidiary including, without limitation, severance payments to Messrs. Winne, Becci, Deupree and Beckham. Except for amounts payable pursuant to the Severance Pay Plan and the Severance Agreements as set forth on Section 4.15(f) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has agreed to pay any amounts relating to termination of employment with the Company or any Company Subsidiary, other than accrued salary and vacation, and two weeks' pay to employees terminated on less than two weeks' notice. Schedule 4.15(f) of the Disclosure Schedule sets forth individually and on a collective basis for all eligible employees (assuming all such eligible employees remain with the Company through the Closing Date) for each employee eligible to receive payments under the Retention Bonus Plans dated June 1, 2000, the Retention Bonus payable to each such eligible employee.

          SECTION 4.16. Environmental Matters. Except as disclosed in Section
4.16 of the Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect:

          (a) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws and the Properties have been operated by the Company and the Company Subsidiaries in compliance with all applicable Environmental Laws;

          (b) there are no existing, pending or, to the Company's Knowledge, threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations by any Governmental Authority relating to any Environmental Laws with respect to the Properties; and

          (c) all notices, permits or similar authorizations, if any, required to be obtained or filed in connection with the operation of the Properties by the Company or the Company Subsidiaries, including, without limitation, treatment, storage, disposal or release of Hazardous Materials or solid waste into the environment, have been duly obtained or filed.

     SECTION 4.17.   Reserve Reports. (a) The Company has delivered to the
                     ---------------
Purchaser a copy of the oil and gas reserve report for the Company prepared by NCOC and reviewed by Miller & Lents, Ltd. as of June 30, 2000 (the "Reserve
                                                                    -------
Report"). Neither the Company nor any Company Subsidiary has Knowledge of any
------
facts that would make the factual information provided by the Company and the Company Subsidiaries to Miller & Lents, Ltd., and on which the Reserve Report was based, inaccurate in any material respect at the time provided. The estimates of proved reserves provided by NCOC to Miller & Lents in connection with their review of the Reserve Report are in accordance with definitions contained in Rule 4-10(a) of Regulation S-X promulgated by the SEC. The estimates of probable and possible reserves provided by NCOC to Miller & Lents in connection with their review of the Reserve Report are in accordance with the definitions of the Society of Petroleum Engineers, Inc.

     (b) OTHER THAN AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION 4.17, THE COMPANY MAKES NO REPRESENTATION OR WARRANTY, AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, THAT THE RESERVE ESTIMATES, COST AND CASH FLOW ESTIMATES, PRICE ESTIMATES OR PRODUCTION OR FLOW RATE ESTIMATES CONTAINED IN THE RESERVE REPORT, OR IN ANY SUPPLEMENT THERETO OR UPDATE THEREOF, ARE IN ANY WAY COMPLETE, ACCURATE OR NOT MISLEADING, THE SAME BEING PREDICTIONS AS TO FUTURE EVENTS WHICH ARE INHERENTLY SUBJECT TO INCOMPLETENESS OR INACCURACY.

     SECTION 4.18.   Hedging. (a) The Company and the Company Subsidiaries do
                     -------
not have any outstanding obligations for the delivery of Hydrocarbons attributable to any of the Properties of the Company or any Company Subsidiary in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor.

     (b) Section 4.18(b) of the Disclosure Schedule sets forth all futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities ("Hedges"), including Hydrocarbons or securities, to which the Company or any
  ------
Company Subsidiary is bound as of the date hereof. Such Hedges are in full force and effect on the date of this Agreement.

     (c) Since September 30, 2000, no prepayments, payments or other amounts have been paid with respect to any Hedges, other than monthly settlement payments in the ordinary course on the Hedges shown in Section 4.18(b) of the Disclosure Schedules.

     SECTION 4.19.   Taxes. Except as set forth in Section 4.19 of the
                     -----
Disclosure Schedule, and except for matters that would not have a Material Adverse Effect, (a) the Company and each of the Company Subsidiaries have timely filed all returns and reports required to be filed by them with respect to Taxes ("Tax Returns") prior to the date of this Agreement, taking into account any
  -----------
extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (b) all Taxes shown to be payable on such Tax Returns or reports have been paid or will be paid, (c) all such Tax Returns are true, correct, and complete, (d) the liabilities and reserves for Taxes reflected in the June 30 Balance Sheet are adequate to cover all Taxes for all periods ending at or prior to the date thereof and, in the case of Taxes attributable to the activities or assets of North Central, there is no liability for Taxes for any period or portion of a period beginning after such date other than Taxes arising in the ordinary course of business, (e) neither the Company nor any of the Company Subsidiaries has waived or agreed to an extension of the statute of limitations with respect to assessment of any Tax (other than waivers or agreements which are no longer in effect), (f) neither the Company nor any of the Company Subsidiaries has filed a consent to the application of Section 341 of the Code,
(g) there are no stock elimination transactions, within the meaning of Treas. Reg. (S) 1.1502-13(1)(3), as to which either the Company or any of the Company Subsidiaries will be required to recognize income as a result of the Merger, and
(h) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries. Except as set forth in Section 4.19 of the Disclosure Schedule, and except for matters that would not have a Material Adverse Effect, all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of Hydrocarbons or the receipt of proceeds therefrom assessed against the Properties have been properly paid. Neither the Company nor any of the Company Subsidiaries has paid any estimated Taxes or other Taxes for a Tax period or portion thereof that is included in the Shareholder Tax Periods, as defined in Section 8.01(a), in excess of amounts which the Company or Company Subsidiary has determined in good faith are due for such Tax period or portion thereof.

     SECTION 4.20.   Insurance. The Company has all insurance policies that it
                     ---------
believes are required in connection with the operation of the business of the Company and the Company Subsidiaries. The Company has made available to the Purchaser true and correct summaries of each of the insurance policies relating to the Company or the Company Subsidiaries that are currently in effect. With respect to each such insurance policy, none of the Company, any Company Subsidiary or, to the Knowledge of the Company, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notice) and the Company does not know of any occurrence of any event which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults as would not result in a Material Adverse Effect.

     SECTION 4.21.   Brokers. Except for Goldman, Sachs & Co., no broker, finder
                     -------
or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Shareholders or the Company.

     SECTION 4.22.   Tax Treatment. Neither the Company nor the Shareholders has
                     -------------
or have knowingly taken or failed to take any action that would prevent the Merger from qualifying as a tax-free reorganization within the meaning of section 368(a) of the Code.

     SECTION 4.23.   Production and Pipeline Imbalances. Section 4.23 of the
                     ----------------------------------
Disclosure Schedule sets forth all Company and Company Subsidiary pipeline and production imbalances and penalties as of September 30, 2000 with respect to the Properties.

          SECTION 4.24.   Equipment. All Wells and Equipment constituting a part
                          ---------
of the Properties (a) are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonable prudent operations in the areas in which they are operated, and (b) are adequate, together with all related Properties, to comply in all material respects with the requirements of all applicable contracts, including sales contracts. Subject to the Permitted Encumbrances, the Company or the Company Subsidiaries have defensible title to the Equipment owned by the Company or the Company Subsidiaries and constituting a part of the Properties.

          SECTION 4.25.   Operation of the Properties. Since September 30, 2000
                          ---------------------------
through the date hereof, North Central:

          (a) has caused the Properties to be maintained and operated in a reasonable manner and in substantially the same manner as such Properties were maintained and operated prior to September 30, 2000;

          (b) has not sold, assigned, transferred, farmed out, conveyed, encumbered, mortgaged, or otherwise disposed of any of the Properties with a value in excess of $500,000, except for the sale of Hydrocarbons in the ordinary course of business;

          (c) has not, to the extent related to the Properties, made any major change in the character of North Central's business or operations or otherwise conducted North Central's business and operations other than in the ordinary course of business;

          (d) except as would not have a Material Adverse Effect, has not permitted any Leases or rights with respect to the Properties to expire, or waived any material rights with respect to the Properties;

          (e) has not entered into any agreement or made any commitment (other than this Agreement) to take any of the actions referred to in clauses (a) through (d) above; and

          (f) to the Company's Knowledge, there have been no material casualty losses (above or below the surface of the ground) which affected any of the Properties.

          SECTION 4.26.   Plugging and Abandonment. There are no Wells on the
                          ------------------------
Properties that have been permanently plugged and abandoned by North Central that were not plugged and abandoned in accordance in all material respects with the applicable requirements of the Leases and applicable Laws. To the Knowledge of the Company, there are no Wells on the Properties that the Company or the Company Subsidiaries are currently required by Law or contract to plug and abandon.

          SECTION 4.27.   No Parachute Payments. Neither the Company nor any
                          ---------------------
Company Subsidiary is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of
Section 280G of the Code.

          SECTION 4.28.   Vote Required. The affirmative vote of (a) the holders
                          -------------
of two-thirds of the voting power of all the outstanding Company Common Stock, voting together as a single class, (b) the holders of two-thirds of the voting power of the voting Company Common Stock, voting separately as a single class and (c) the holders of two-thirds of the voting power of the non-voting Company Common Stock, voting separately as a single class, in each case to adopt this Agreement and to approve the transactions contemplated hereby (the "Company Stockholder Vote") is
                                                   ------------------------
the only vote of the holders of any class or series of Company capital stock necessary to approve or adopt this Agreement or the transactions contemplated hereby.

          SECTION 4.29.   Voting Power of Significant Stockholders; Dissenting
                          ----------------------------------------------------
Shares. (a) The Significant Shareholders hold (i) two-thirds of the voting
- ------
power of the outstanding Company Common Stock, (ii) two-thirds of the voting power of the outstanding voting Company Common Stock and (iii) two-thirds of the voting power of the outstanding non-voting Company Common Stock, and therefore hold sufficient voting power to approve the Merger.

          (b) Immediately prior to the Effective Time, less than 5% of all the outstanding shares of Company Common Stock will be Dissenting Shares.

          SECTION 4.30.   Non-Energy Company Activity. Substantially all cash
                          ---------------------------
and cash equivalent investments held by the Company and its Non-Energy Company Subsidiaries are held in interest-bearing bank accounts at the Boston Safe Deposit & Trust Company. Since October 12, 2000, the sole activity of the Company and its Non-Energy Company Subsidiaries has been to manage its cash and cash equivalent investments, and to pay its expenses as they come due in the ordinary course and consistent with past practices.

          SECTION 4.31.   Seismic Data. Section 4.31(a) of the Disclosure
                          ------------
Schedule sets forth all material seismic data held by the Company or any Company Subsidiary with respect to its Properties (the "Seismic Data"). Except as
                                                ------------
provided in Section 4.31 of the Disclosure Schedule, the Company or the relevant Company Subsidiary owns or has the right to use without any limitations or restrictions adversely affecting the use of the same in the ordinary conduct of its business, the Seismic Data. The execution of this Agreement (a) has not altered or impaired, nor will alter or impair, any such rights, and (b) has not breached, or will not breach, any agreements pertaining to such Seismic Data.
Section 4.31(b) of the Disclosure Schedule sets forth the Seismic Data which is subject to restrictions on transfer and change of control provisions, including, without limitation, consents to assign and the payment of transfer fee.

          SECTION 4.32.   Suspense Funds. Section 4.32 of the Disclosure
                          --------------
Schedule sets forth all suspense funds held by the Company or the Company Subsidiaries for the account of a third party or an Affiliate that are associated with the Properties as of September 30, 2000.

          SECTION 4.33.   Future Sales Contracts. The Company or the Company
                          ----------------------
Subsidiaries have not collected any proceeds from the sale of Hydrocarbons from the Properties which are subject to a later refund.

          SECTION 4.34.   Holding Company; Investment Company. Seller is not a
                          -----------------------------------
"holding company," or a "subsidiary company" of a "holding company," or an affiliate of a "holding company" or of a "subsidiary company" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Seller is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.35.   Federal Regulations. Any gas gathering system
                          -------------------
constituting a part of the Properties has as its primary function the provision of natural gas gathering services, as the term "gathering" is interpreted under
Section 1(b) of the Natural Gas Act (the "NGA"). None of the Properties have
                                          ---
been or are certificated by the Federal Energy Regulatory Commission (the "FERC") under Section 7(c) of the NGA or are now subject to FERC jurisdiction
 ----
under the NGA. None of the Properties have been or are providing service pursuant to Section 311 of the NGA.

          SECTION 4.36.   Securities Act. (a) Each of the Significant
                          --------------
Shareholders is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

          (b) Each Shareholder is acquiring the Shares of Purchaser Common Stock to be issued to such Shareholder for such Shareholder's own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Each Shareholder acknowledges that the Shares of Purchaser Common Stock have not been registered and that such Shares of Purchaser Common Stock may not be transferred or sold under the Securities Act and that such Shares of Purchaser Common Stock may not be transferred or sold unless they are registered under the Securities Act or an exemption is available.

          (c) Each Shareholder understands that the Shares of Purchaser Common Stock issuable in the Merger have not been registered under the Securities Act or any applicable state securities laws and that such Shares may not be resold unless they are registered under the Securities Act or an exemption is available.

                                  ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Company as follows:

          SECTION 5.01.   Organization and Authority of the Purchaser. The
                          -------------------------------------------
Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted, except where the failure to have such power and authority would not have a Purchaser Material Adverse Effect. The Purchaser has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby (other than, with respect to the Merger, the approval of the holders of a majority of the issued and outstanding common stock of the

Purchaser, and the filing and recording of appropriate merger documents as required by the BCL and the DGCL). This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

          SECTION 5.02.   Certificate of Incorporation and Bylaws. The Purchaser
                          ---------------------------------------
has filed with the SEC complete and correct copies of the Restated Certificate of Incorporation and the Bylaws, each as amended to date, of the Purchaser. Such Restated Certificate of Incorporation and Bylaws are in full force and effect.

          SECTION 5.03.   Capitalization. The authorized capital stock of the
                          --------------
Purchaser consists of (a) 100,000,000 shares of Purchaser Common Stock and (b) 2,000,000 shares of preferred stock, par value $1.00 per share ("Purchaser
                                                                 ---------
Preferred Stock"). As of September 30, 2000, (i) 40,521,081 shares of Purchaser
---------------
Common Stock were issued and outstanding, (ii) zero shares of Purchaser Preferred Stock were issued and outstanding, (iii) 15,575 shares of Purchaser Common Stock were held in the treasury of the Purchaser and (iv) 4,551,966 shares of Purchaser Common Stock were reserved for future issuance pursuant to incentive plans (primarily in the form of stock options). In addition, 100,000,000 Preferred Stock Purchase Rights related to Purchaser's Shareholder Rights Plan were authorized; $115,000,000 in aggregate principal amount of 5 1/2% Convertible Subordinated Notes due 2006 were outstanding which are convertible into Purchaser Common Stock at the rate of 23.7051 shares per $1,000 in principal amount of such notes; and $150,000,000 in aggregate principal amount of 6 1/2% Cumulative Quarterly Income Convertible Securities of Pogo Trust I, which are convertible into Purchaser Common Stock at the rate of 2.1053 shares per $50 in principal amount of such convertible securities, were outstanding.

          SECTION 5.04.   Financing. The Purchaser has, or has commitments from
                          ---------
responsible financial institutions to enable it to borrow, sufficient funds to permit the Purchaser to acquire all the outstanding shares of Company Common Stock in the Merger. The Purchaser has delivered to the Company a true and correct copy of a commitment letter relating to such commitment.

          SECTION 5.05.   No Conflict. Assuming compliance with the notification
                          -----------
requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 5.06, except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Restated Certificate of Incorporation or Bylaws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or by which any property or asset of the Purchaser is bound or (c) conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which any of such assets or properties are bound or affected, except for any such conflicts, breaches, defaults or other occurrences which would not be reasonably expected to have a Purchaser Material Adverse Effect, prevent or delay the consummation of the Merger or otherwise prevent the Purchaser from performing its obligations under this Agreement.

          SECTION 5.06.   Governmental Consents and Approvals. The execution,
                          -----------------------------------
delivery and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority on the part of the Purchaser, except (a) as described in a writing given to the Company by the Purchaser on the date of this Agreement, (b) the pre-merger notification requirements of the HSR Act and the Investment Canada Act, (c) the filing and recordation of appropriate merger documents as required by the BCL and the DGCL and (d) the filing with the SEC under Section 14(a) of the Securities Exchange Act of proxy material relating to the meeting of its stockholders to approve the Merger, the filing of such registration statements and other documents as may be required to comply with Section 6.10, such other reports and information under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, and such filings, authorizations, orders and approvals as may be required under state securities laws and the rules of the New York Stock Exchange and (e) the filing of Form D under Regulation D under the Securities Act and (f) any other consent, approval, authorization, filing or notice the failure to make or obtain which would not reasonably be expected to have a Purchaser Material Adverse Effect or prevent or materially delay the consummation of the Merger.

          SECTION 5.07.   Litigation. Except as disclosed in a writing given to
                          ----------
the Company by the Purchaser on the date of this Agreement, there is no Action pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any properties or assets of the Purchaser, before any Governmental Authority,
(a) which seeks to delay or prevent the consummation of, or which would be likely to materially adversely affect the Purchaser's ability to consummate, the transactions contemplated by this Agreement, or (b) which would be reasonably likely to have a Purchaser Material Adverse Effect.

          SECTION 5.08.   Tax Treatment. The Purchaser has not knowingly taken
                          -------------
or failed to take any action which would prevent the Merger from qualifying as a tax-free reorganization within the meaning of section 368(a) of the Code.

          SECTION 5.09.   SEC Filings; Financial Statements. (a) The Purchaser
                          ---------------------------------
has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1998 through the date of this Agreement (collectively, the "Purchaser SEC Reports"). As of the respective dates they were filed, (i) the
 ---------------------
Purchaser SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Purchaser SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b) The audited consolidated financial statements and unaudited financial statements of the Purchaser included in the Purchaser's Annual Report on Form 10-K for the

12 months ended December 31, 1999 and the Purchaser's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000 have been prepared in accordance with U.S. GAAP applied on a consistent basis (except, in the case of the unaudited financial statements, for the omission of information as permitted by Form 10-Q promulgated by the SEC), and fairly present, in all material respects, the financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal audit adjustments).

          (c) The Purchaser has heretofore made available to the Company complete and correct copies of (i) all agreements, documents and other instruments not yet filed by the Purchaser with the SEC but that are currently in effect and that the Purchaser expects to file with the SEC after the date of this Agreement, and (ii) all material amendments and modifications that have not been filed by the Purchaser with the SEC to all agreements, documents and other instruments that previously had been filed with the SEC and are currently in effect.

          (d) Neither the Purchaser nor any subsidiary of the Purchaser has any Liabilities of a nature or character required to be disclosed in a Purchaser SEC Report or included in the financial statements of the Company included in the Purchaser SEC Reports, except for liabilities and obligations (i) reflected or disclosed on the consolidated balance sheet of the Purchaser and the consolidated subsidiaries of the Purchaser as at December 31, 1999, including any notes thereto, (ii) reflected or disclosed in any Purchaser SEC Report filed since December 31, 1999 and prior to the date of this Agreement, or (iii) incurred since December 31, 1999 in the ordinary course of business consistent with past practice which have not had, and would not reasonably be expected to have, a Purchaser Material Adverse Effect.

          SECTION 5.10.   Compliance With Laws. Each of the Purchaser and its
                          --------------------
subsidiaries has conducted and continues to conduct its business in compliance with all Laws and Governmental Orders applicable to the Purchaser or any of its subsidiaries, except for violations or failures so to comply, if any, that are not reasonably expected to have a Purchaser Material Adverse Effect.

          SECTION 5.11.   Taxes. Except for matters that would not have a
                          -----
Purchaser Material Adverse Effect, (a) the Purchaser and its subsidiaries have timely filed all returns and reports required to be filed by them with respect to Taxes ("Purchaser Tax Returns") prior to the date of this Agreement, taking
           ---------------------
into account any extension of time to file granted to or obtained on behalf of the Purchaser and its subsidiaries, (b) all Taxes shown to be payable on such Tax Returns or reports have been paid or will be paid, (c) all such Tax Returns are true, correct, and complete in all material respects, (d) the liabilities and reserves for Taxes reflected in the balance sheet dated September 30, 2000 contained in the Purchaser SEC Reports are adequate to cover all Taxes for all periods ending at or prior to the date thereof and there is no liability for Taxes for any period or portion of a period beginning after such date other than Taxes arising in the ordinary course of business.

          SECTION 5.12.   Authorization and Issuance of Purchaser Common Stock.
                          ----------------------------------------------------
The authorization, issuance and delivery of Purchaser Common Stock pursuant to this Agreement have been duly authorized by all requisite corporate action on the part of the Purchaser, and when issued and delivered in accordance with this Agreement, the Purchaser Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free of any Encumbrances created by the Purchaser and not subject to preemptive or similar rights created by statute, the Purchaser's Restated Certificate of Incorporation or Bylaws or any agreement to which the Purchaser is a party or by which the Purchaser is bound.

          SECTION 5.13.   Absence of Purchaser Material Adverse Effect. Since
                          --------------------------------------------
September 30, 2000, except as disclosed in the Purchaser SEC Reports, there has not been any Purchaser Material Adverse Effect.

          SECTION 5.14.   Brokers. No broker, finder or investment banker (other
                          -------
than Merrill Lynch & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

          SECTION 5.15.   Vote Required. The affirmative vote of the holders of
                          -------------
a majority of the voting power of the outstanding shares of Purchaser Common Stock to adopt this Agreement, to approve the issuance of shares of Purchaser Common Stock and the other transactions contemplated hereby, is the only vote of the holders of any class of shares of Purchaser capital stock necessary to approve or adopt this Agreement or the transactions contemplated hereby.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

          SECTION 6.01.   Conduct of Business Prior to the Closing. (a) The
                          ----------------------------------------
Company covenants and agrees that, between the date of this Agreement and the time of the Closing, except as set forth in Section 6.01(a) of the Disclosure Schedule or as contemplated by any other provision of this Agreement, unless the Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld):

          (i) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice;

          (ii) the Company shall use its commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current employees of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, contract holders and other Persons with whom the Company or any Company Subsidiary has significant business relations; and

          (iii) the Company shall cause North Central to take the following actions:

          (A) Continue to operate (or cause to be operated) the Properties only in the ordinary course of business, as a reasonably prudent operator, in accordance with all applicable Laws;

          (B) Maintain in full force and effect all policies of insurance covering the Properties now maintained by the Company or any Company Subsidiary through the Closing Date;

          (C) Use its reasonable best efforts to preserve in full force and effect all of the material Leases, Easements, and other contracts which relate to or constitute a part of the Properties and to perform all obligations of the Company and any Company Subsidiary in or under such material Leases, Easements, and other contracts;

          (D) Not to enter into any agreement or arrangement granting any preferential right to purchase any of the Properties or requiring the consent of any Person to the transactions contemplated hereunder;

          (E) Not to enter into any contracts or other agreements relating to the Properties that are not terminable on notice of ninety (90) days or less without penalty;

          (F) Promptly notify the Purchaser of any asserted or threatened claim or Action involving or affecting the Properties of which the Company or any Company Subsidiary receives notice or of which the Company has Knowledge;

          (G) Not to relinquish voluntarily its position as operator with respect to any of the Properties;

          (H) Maintain all Equipment and personal property included in the Properties in accordance with reasonably prudent operating practices and procedures;

          (I) Pay all ad valorem, severance and production, property and sales Taxes and assessments with respect to the Properties which become due and payable prior to the Closing Date;

          (J) Not to cancel any material indebtedness or waive any material claims or rights against any third party or Affiliate; and

          (K) Not to initiate any unitization with respect to any Property and to notify the Purchaser promptly upon receiving notice of any unitization of any Property.

     (b) By way of amplification and not limitation, except as contemplated by this Agreement, as reflected in Section 6.01(b) of the Disclosure Schedule or as required by Law, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Closing, directly or indirectly do, or propose to do, any of the following, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld):

          (i) amend or otherwise change its Restated Certificate of Incorporation or Bylaws or equivalent organizational documents;

          (ii) issue, sell, pledge, dispose of, grant, encumber, farmout, lease or authorize the issuance, sale, pledge, disposition, grant, farmout, lease or Encumbrance of (A) any shares of capital stock of the Company or any Company Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company or any Company Subsidiary, or (B) any assets of the Company or any Company Subsidiary having a value in excess of $100,000 individually or $300,000 in the aggregate, except sales of Hydrocarbons in the ordinary course of business and in a manner consistent with past practice;

          (iii) declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (v) (A) acquire or dispose of (including, without limitation, by merger, consolidation or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than in the ordinary course of business, consistent with past practice, and any other acquisitions for consideration which are not, in the aggregate, in excess of $5,000,000; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than the Company or a wholly owned Company Subsidiary), except for indebtedness incurred in the ordinary course of business, consistent with past practice, in amounts not in excess of $10,000,000 in the aggregate, net of any repayments made after the date of this Agreement and except for amounts necessary to pay the Company's obligations under Article VII of this Agreement; (C) make any loans or advances to any Persons (other than loans or advances by the Company and/or the Non-Energy Company Subsidiaries to North Central, or between NCOC and its subsidiary), except loans or advances not in excess of $100,000 in the aggregate to employees in the ordinary course of business, consistent with past practice; (D) make or obligate itself to make any capital expenditure in excess of the amounts specified in North Central's 2000 fiscal year budget or 2001 fiscal year budget proposed by North Central and approved by the Purchaser; provided, however, if no budget is
                                            --------  -------
     proposed and approved, the limit will be $5,000,000 in the aggregate per month, other than pursuant to any commitment as of the date hereof; or (E) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this subsection (v);

          (vi) increase the compensation payable or to become payable to its officers or employees, issue, or reprice the initial value of, any shares under the Phantom Stock Plan, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; provided, however, no
                                                       --------  -------
     provision of this Section 6.01(b)(vi) shall restrict or prohibit the payment of bonuses to officers and employees not to exceed $850,000 in the aggregate;

          (vii) take any action with respect to accounting policies or procedures, except in accordance with GAAP;

          (viii) pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the consolidated balance sheet of the Company and the Company Subsidiaries as at June 30, 2000 or the consolidated balance sheet of North Central as at September 30, 2000, or subsequently incurred in the ordinary course of business and consistent with past practice or in accordance with the provisions of this Section 6.01; or

          (ix) permit the Company or any Non-Energy Company Subsidiary to engage in any active trade or business or to take any action other than to lend or contribute to North Central their available cash balances as provided in Section 6.14 and to pay their normal general and administrative expenses, in the ordinary course and consistent with past practices, as they become due.

          (c) The Purchaser covenants and agrees that, between the date of this Agreement and the time of the Closing, except as disclosed in a writing given to the Company by the Purchaser on the date of this Agreement or as contemplated by any other provision of this Agreement, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld):

          (i) the businesses of the Purchaser and its subsidiaries shall be conducted only in, and the Purchaser and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

          (ii) the Purchaser shall use its commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current employees of the Purchaser and its subsidiaries and to preserve the current relationships of the Purchaser and its subsidiaries with customers, contract holders and other Persons with whom the Purchaser or any of its subsidiaries has significant business relations.

          (d) By way of amplification and not limitation, except as contemplated by this Agreement, except as disclosed in a writing given to the Company by the Purchaser on the date of this Agreement or as required by Law, the Purchaser shall not, between the date of this Agreement and the Closing, directly or indirectly, do, or propose to do, any of the following, without the prior written consent of the Company (which consent shall not be unreasonably withheld):

          (i) amend or otherwise change its Restated Certificate of Incorporation or Bylaws or equivalent organizational documents;

          (ii) issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (A) any shares of capital stock of the Purchaser of any class, except upon conversion of convertible securities outstanding on the date hereof, upon any issuance of stock upon the exercise of rights outstanding under the Rights Agreement, and upon exercise of employee or director stock options or other compensatory rights outstanding on the date hereof or hereafter issued or granted in the ordinary course of business consistent with past practice, or (B) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Purchaser or any of its subsidiaries except any such issuance, sale or other disposition by a subsidiary of the Purchaser to the Purchaser or another subsidiary of the Purchaser, options or restricted stock or other compensatory rights issued or granted in the ordinary course of business consistent with past practice;

          (iii) declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to any of its capital stock, except in the ordinary course of business in a manner consistent with past practice;

          (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except for Purchaser Common Stock acquired as consideration for the exercise of employee or director stock options or to satisfy tax withholding obligations with respect thereto and for Purchaser Common Stock acquired to satisfy matching contribution obligations under Purchaser's 401(k) plan;

          (v) (A) acquire or dispose of or permit any subsidiary of the Purchaser to acquire or dispose of (including, without limitation, by merger, consolidation or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than in the ordinary course of business, consistent with past practice, and any other acquisitions for consideration which are not, in the aggregate, in excess of $75,000,000 or any other dispositions for consideration which are not, in the aggregate, in excess of $50,000,000, and except for transactions between the Purchaser and one or more subsidiaries of the Purchaser or between subsidiaries of the Purchaser; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than the Purchaser or its wholly owned subsidiaries), except for indebtedness incurred in the ordinary course of business, consistent with past practice, in amounts not in excess of $50,000,000 in the aggregate, net of any repayments made after the date of this Agreement; or (C) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this subsection (v); or

          (vi) enter into a merger, consolidation, share exchange or other business combination transaction with any other Person, provided, however,
                                                             --------  -------
     in the event that the Purchaser becomes the subject of an unsolicited tender offer or exchange offer, or any third party publicly announces a Competing Transaction (as defined in Section 6.09) which was not solicited by the Purchaser, the Purchaser may enter into a merger, consolidation, share exchange or other business combination transaction, with a Person other than the Person who made such tender offer or exchange offer or made such public announcement of a Competing Transaction.

          SECTION 6.02.   Access to Information. Except as required pursuant to
                          ---------------------
any confidentiality agreement or similar agreement or arrangement to which the Company or any Company Subsidiary is a party or pursuant to applicable Law, from the date hereof until the Closing, upon reasonable notice, the Company shall, and shall cause each of the Company Subsidiaries and each of the Company's and the Company Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (a) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Purchaser (collectively, "Representatives") reasonable access, during normal business
                ---------------
hours, to the offices, properties, oil and gas fields, other facilities, books and records of the Company and each Company Subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and of each Company Subsidiary who have any knowledge relating to the Company, any Company Subsidiary or the business and (b) furnish to the Representatives such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and the Company Subsidiaries as the Purchaser may from time to time reasonably request.

          SECTION 6.03.   Confidentiality. The parties shall comply with, and
                          ---------------
shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements dated September 16, 2000 and November 16, 2000, between the Company and the Purchaser.

          SECTION 6.04.   Company Stockholders' Meeting and Voting. (a) As soon
                          ----------------------------------------
as practicable after the date hereof, the Company shall call and hold a special meeting of its stockholders (the "Company Stockholders' Meeting") for the
                                  -----------------------------
purpose of voting upon the approval of the Merger.

          (b) The Shareholders agree to vote their shares in all classes of the Company Common Stock in favor of the approval of the Merger at the Company Special Meeting. Any solicitation of votes or consents from any holder of Company Common Stock who is not an accredited investor shall be made only in conjunction with a purchaser representative as contemplated by Regulation D.

          (c) From the date hereof until the earlier of the Effective Time and the termination of this Agreement, the Shareholders agree not to sell or otherwise transfer any of their shares of Company Common Stock to any Person other than a Person that (i) agrees with the Purchaser in writing to vote in favor of the approval of the Merger at the Company Special Meeting and to be bound by the provisions of Section 6.04(c) and (ii) (A) upon the closing of such transfer, will, assuming the conversion of all such shares of Company Common Stock into shares of Purchaser Common Stock, own less than 5% of the Voting Securities (as defined in the Standstill and Voting Agreement) of the Purchaser,
(B) is not a member of a "group" (as defined in Section 13(d)(3) of the Exchange
Act) or an Affiliate or an Associate of a member of such a "group" with respect to the Purchaser and (C) has not publicly announced that he, she or it is accumulating Voting Securities for any of the purposes set forth in Section 2.1 of the Standstill and Voting Agreement.

          (d) The Company and the Purchaser shall cooperate in preparing solicitation and/or information materials in connection with such meeting so as to comply with applicable Law, including Regulation D under the Securities Act, and the Company will include in such materials all information the Purchaser reasonably deems necessary regarding the Purchaser in order to effect such compliance.

          SECTION 6.05.   Purchaser Stockholders' Meeting. (a) The Purchaser
                          -------------------------------
shall call and hold a special meeting of its stockholders (the "Purchaser
                                                                ---------
Stockholders' Meeting") as promptly as practicable for the purpose of voting
---------------------
upon (i) the approval and (ii) the adoption of this Agreement, the Merger and the approval of the issuance of shares of Purchaser Common Stock pursuant to the terms of the Merger (the "Purchaser Stock Issuance"). The Purchaser shall
                          ------------------------
prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the Purchaser
                                     ---------------
Stockholders' Meeting. The Proxy Statement shall include the recommendation of the Board of Directors of the Purchaser to vote in favor of (i) the approval and adoption of this Agreement and the Merger and (ii) the Purchaser Stock Issuance; provided, however, that the Board of Directors of the Purchaser may, at any time
--------  -------
prior to the Purchaser Stockholders' Meeting, withdraw, modify or change its recommendation to the extent the Board of Directors of the Purchaser determines in good faith after consultation with independent legal counsel (who may be the Purchaser's regular outside counsel) that such action is required by reason of the fiduciary duties of the Board of Directors of the Purchaser to the Purchaser's stockholders under applicable Law.

          (b) Subject to the proviso to the last sentence of Section 6.05(a), the Purchaser shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Merger and the Purchaser Stock Issuance and shall take all other actions necessary or advisable to secure the vote or consent of its stockholders required by the DGCL and the rules of the New York Stock Exchange.

          SECTION 6.06.   Regulatory and Other Authorizations; Notices and
                          ------------------------------------------------
Consents. (a) Upon the terms and subject to the conditions hereof, each of the
--------
parties hereto shall (i) use its commercially reasonable efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) use its commercially reasonable efforts to obtain from Governmental

Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Purchaser or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under the HSR Act and any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings.

          (b) The Purchaser and the Company shall file promptly (but in no more than ten (10) Business Days from the date hereof) notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

          SECTION 6.07.   Notice of Certain Matters. The Purchaser shall give
                          -------------------------
prompt notice to the Company, and the Company shall give prompt notice to the Purchaser, of (a) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied, and (b) any failure of the Purchaser or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          SECTION 6.08.   Non-Accredited Investor Advisor. Prior to the Company
                          -------------------------------
Stockholders Meeting, the Company shall engage a qualified person or persons to serve as a representative to advise those Shareholders who are not accredited investors (as defined in Section 501(a) of Regulation D promulgated under the Securities Act) on their rights in connection with and the risks associated with their investment in shares of Purchaser Common Stock, and the transactions contemplated hereby.

          SECTION 6.09.   No Solicitation of Transactions. (a) The Company, each
                          -------------------------------
Shareholder and the Purchaser each agree that, for a period of time from the date hereof until the date of termination of this Agreement in accordance with the provisions of Section 11.01 hereof, such party will not, directly or indirectly, through any officer, director, employee, representative or agent or otherwise, (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Competing Transaction (as defined below) or (ii) agree to, enter into, accept, approve or recommend any Competing Transaction, or enter into or conduct any negotiations in respect thereof. Unless precluded by a confidentiality agreement in connection with an unsolicited proposal, the Company or any Shareholder, on the one hand, will notify the Purchaser, on the other hand, or the Purchaser, on the one hand, shall notify the Company, on the other hand, of any proposal of a Competing Transaction or any request for information in connection with any Competing Transaction or for access to the properties, books or records of the Company or the Purchaser by any person or entity that informs the Company or the Purchaser that it is considering making, or has made, any proposal of a Competing Transaction. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Nothing contained in this Agreement shall prohibit the Board of Directors of the Purchaser from furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited proposal by such Person to acquire the Purchaser pursuant to any Competing Transaction, if, and only to the extent that, (i) the Board of Directors of Purchaser, after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel), determines in good faith that the failure to take such action would cause the Board of Directors to breach its fiduciary duties to its stockholders imposed by applicable Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, such party uses its reasonable best efforts to obtain from such Person an executed confidentiality agreement on customary terms. In addition, in circumstances in which Purchaser's Board of Directors has received a bona fide unsolicited proposal with respect to a Competing Transaction which the Purchaser's Board of Directors has determined in good faith, after consultation with its financial advisors, creates a substantial risk that the Merger will not be consummated, and Purchaser's Board of Directors determines in good faith that taking such action is an appropriate response to such proposal and is required by its fiduciary duties under applicable law, Purchaser may solicit or initiate discussions with a Person other than the Person who made such unsolicited proposal, and enter into discussions or negotiations with such other Person.

          (b)  A "Competing Transaction" means any of the following involving
                  ---------------------
the Purchaser or the Company, as the case may be (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of such party and its subsidiaries, taken as a whole; (iii) a tender offer or exchange offer for 25% or more of the outstanding voting securities of such party; or (iv) in the case of the Purchaser, any solicitation in opposition to approval of the Merger or the issuance of shares of Purchaser Common Stock pursuant to the Merger.

          SECTION 6.10.   Registration. If the Purchaser so elects by giving
                          ------------
written notice to the Company, or in the event that the issuance of Purchaser Common Stock in the Merger is determined not to be exempt from registration under the Securities Act (a "Private Placement") in the reasonable judgment of
                             -----------------
the Company or the Purchaser in reliance upon the advice of counsel, (a) the Purchaser as promptly as practicable will prepare and file with the SEC a Registration Statement on Form S-4 (the "Merger S-4") with respect to the Merger
                                         ----------
and use reasonable best efforts to cause the Merger S-4 to become effective, (b) the Company will cooperate with the Purchaser in the preparation of the Merger S-4 and use its reasonable best efforts to assist and facilitate such filing and declaration of effectiveness, and (c) the parties hereto shall cooperate with each other and use commercially reasonable efforts to cause the consummation of the Merger notwithstanding the inability or failure to achieve a Private Placement, including negotiating expeditiously and in good faith with respect to any and all amendments to this Agreement necessary or appropriate to permit consummation of the Merger.

          SECTION 6.11.  Directors' and Officers' Indemnification and Insurance.
                         ------------------------------------------------------
(a) The indemnification provisions of the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation and each subsidiary thereof shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law.

          (b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, or at its option, the Purchaser, shall assume the obligations set forth in this Section 6.11.

          (c) For a period of six years after the Effective Time, the Purchaser shall maintain in effect the current directors' and officers' liability insurance policies maintained by the Company or any Company Subsidiary (provided that the Purchaser may substitute therefor policies of at least the
 --------
same coverage containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time.

          SECTION 6.12.  Plan of Reorganization. (a) This Agreement is intended
                         ----------------------
to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and no party hereto will knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Purchaser nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

          (b)    As of the date hereof, the Company does not know of any reason
(i) why it would not be able to deliver to Baker Botts, L.L.P. or Shearman & Sterling, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 9.02(c) and 9.03(c), or (ii) why Baker Botts, L.L.P. or Shearman & Sterling would not be able to deliver the opinions required by Sections 9.02(c) and 9.03(c).

          (c) As of the date hereof, the Purchaser does not know of any reason (i) why it would not be able to deliver to Baker Botts, L.L.P. or Shearman & Sterling, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 9.02(c) and 9.03(c), or (ii) why

Baker Botts, L.L.P. or Shearman & Sterling would not be able to deliver the opinions required by Sections 9.02(c) and 9.03(c).

          SECTION 6.13.  Other Shareholders. (a) Subject to the terms and
                         ------------------
conditions hereof, until the Closing Date, the Company shall use its commercially reasonable efforts to cause all holders of Shares that are not parties hereto to become parties to this Agreement prior to the Closing, and to agree to be bound by all provisions hereof applicable to the Shareholders, including the obligation to indemnify the Purchaser's Indemnified Persons pursuant to Article X, by executing and delivering to the Company an irrevocable consent to be bound by the provisions of, and to become a party to, this Agreement, in the form attached hereto as Exhibit 6.13 (a "Joinder Agreement").
                                                           -----------------
By executing and delivering to the Company a completed Joinder Agreement, a holder of Shares shall be deemed to be a "Shareholder" party hereto, and shall be bound by all covenants, agreements, representations and warranties made by the Shareholders hereunder, as if such holder was an original party hereto. Each holder of Shares that is not a party hereto and that desires to exchange all of such holder's Shares upon the terms and conditions set forth herein will be entitled to become a party to this Agreement prior to the Closing by complying with the provisions of this Section 6.13 and will not be subject to any escrow requirements under this Agreement.

          (b) Notwithstanding any other provision of this Agreement, 10% of the shares of Purchaser Common Stock and/or cash to be delivered at the Closing to each holder of Shares that does not, prior to the Closing, execute and deliver to the Company a Joinder Agreement, shall be delivered to the Escrow Agent as provided in Section 3.13.

          SECTION 6.14.  Phantom Stock Plan and Severance Payments. The parties
                         -----------------------------------------
acknowledge that the Merger will constitute a Change of Control, as that term is defined in the Phantom Share Plan, as amended, in the Severance Pay Plan, the Severance Agreement, and in the Retention Bonus Plan instituted by North Central (collectively, the "Phantom Stock and Severance Plans"). The board of directors
                    ---------------------------------
of NCOC has determined that Section 4.15(f) of the Disclosure Schedule sets forth the correct methodology for computing the amount to be paid for Phantom Shares pursuant to the terms of the Phantom Share Plan. Except with respect to payments under the Severance Pay Plan and Severance Agreement to employees of North Central designated by Purchaser in writing at least five days prior to the closing, all payments required by a Change of Control under the terms of the Phantom Stock and Severance Plans shall be made by North Central immediately prior to the Effective Time. In order to fund such payments, the Company and/or one or more of the Non-Energy Company Subsidiaries shall lend or contribute the required funds to North Central prior to the time that North Central is required to make such payments or North Central will borrow such funds pursuant to the NCOC revolving credit facility.

          SECTION 6.15.  No Trading. Each Shareholder covenants and agrees
                         ----------
that, after the date hereof and prior to the Effective Time, neither such Shareholder nor any Affiliate or Associate of such Shareholder will buy or sell any Shares of Purchaser Common Stock, including any short sale, or any option, warrant on or other derivative security with respect to Purchaser Common Stock.

          SECTION 6.16.  Standstill and Voting Agreement. As of the Effective
                         -------------------------------
Time, each of the Shareholders (or the Shareholders' Representative on behalf of the Shareholders) shall execute and deliver to the Purchaser the Standstill and Voting Agreement.

                                  ARTICLE VII
                                EMPLOYEE MATTERS

          SECTION 7.01.   Compensation and Benefits; Service Recognition. (a)
                          ----------------------------------------------
Effective upon the Effective Time, employees of North Central who continue as employees of North Central following the Merger shall be afforded the right to participate in employee welfare, pension and savings plans on the same basis as similarly situated employees of Purchaser; provided, however, that changes may
                                           --------  -------
be made to such employee benefit plans to the extent necessary to comply with applicable Law.

          (b) For the period of time that the terms and conditions of the Severance Plan and Severance Agreements are in full force and effect, the Purchaser shall maintain, and cause its subsidiaries to maintain, welfare plans which in the aggregate will provide a level of benefits for former employees covered by such severance arrangements that are at least as favorable to participants as those in effect immediately prior to the Effective Time; provided, however, that changes may be made to such employee benefit plans to
--------  -------
the extent necessary to comply with applicable Law.

          (c) For the purposes of the welfare benefits described in Sections 7.01(b) of this Agreement, the Purchaser shall provide, or cause its subsidiaries to provide, such welfare benefits at a cost to employees or former employees in a ratio at least as favorable to participants as the ratio of employee contributions to employer contributions in effect immediately prior to the Effective Time.

          (d) For a period of two years following the Effective Time or until an earlier termination of employment, the Purchaser shall ensure, and cause its subsidiaries to ensure, that each individual employed by the Company or any of the Company Subsidiaries as of the Effective Time shall continue to be paid after the Effective Time a base salary at no lower a rate than in effect immediately before the Effective Time.

          (e) The Purchaser shall maintain, and cause its subsidiaries to maintain, the Severance Plan in effect as of the Effective Time for a period of one year after the Effective Time; provided, however, that, if the Purchaser
                                   --------  -------
desires to amend or modify such plan, no such amendment or modification may adversely impair the rights of any participant under the plan without his consent.

          (f) Anything above to the contrary notwithstanding, as of the Effective Time, in the event that a "Change of Control," as defined in the following described agreements and plans, occurs and a payment is due to any employee or participant, the Company agrees to make such payments, or to cause North Central to make such payments to the employee or participant, on the effective date of Change of Control or the Effective Time, whichever is earlier, and to the extent such payments are not made by the Company or North Central, the Purchaser agrees to assume and honor the following arrangements and payments thereunder for employees of the Company or the Company Subsidiary relating to a Change in Control in accordance with the terms of the relevant plans or agreements as they existed immediately prior to the Effective Time: (i) the Severance Plan, as amended, (ii) the Severance Agreements dated as of June 1, 2000 with Messrs. Winne, Becci, Deupree and Beckham and (iii) the Retention Bonus Plan dated June 1, 2000, as revised. If the Purchaser desires to amend such plans, agreements or letters after the Effective Time, no such amendment shall be made if it adversely impairs the rights of any affected employee, unless the employee's consent is obtained.

          (g) To the extent service is relevant for purposes of eligibility, participation or vesting under any employee benefit plan, program or arrangement established or maintained by the Purchaser or its subsidiaries for the benefit of employees of the Purchaser or its subsidiaries, the employees of the Company shall be credited for service accrued prior to the Effective Time with the Company or the Company Subsidiaries.

          (h) The current and former employees of the Company and the Company Subsidiaries are intended third party beneficiaries of this Article VII, and may enforce its provisions in the same manner as if they were signatories to this Agreement.

                                 ARTICLE VIII
                                  TAX MATTERS

          SECTION 8.01.   Indemnity.  (a)  The Shareholders agree to indemnify
                          ---------
the Purchaser against all Taxes of the Company and the Company Subsidiaries, or of any member of any affiliated group with which the Company or any Company Subsidiary files or has previously filed a consolidated or combined income tax return, with respect to any period or portion thereof (i) insofar as such Taxes are attributable to North Central, that ends on or before the date of this Agreement, and (ii) insofar as such Taxes are attributable to the Company and the Non-Energy Company Subsidiaries, that ends immediately prior to the Effective Time (collectively, the "Shareholder Tax Periods"). The Purchaser
                                   -----------------------
agrees to indemnify the Shareholders against all Taxes for periods or portions thereof (collectively, the "Purchaser Tax Periods") which are not included in
                            ---------------------
the Shareholder Tax Periods. Estimated Taxes paid on or before the end of a Shareholder Tax Period shall be treated as a payment of Taxes with respect to such period.

          (b) With respect to any Tax that is payable with respect to a taxable period that is included in both the Shareholder Tax Periods and the Purchaser Tax Periods, the portion of any such Tax allocable to the Shareholder Tax Periods shall be deemed to equal: (i) in the case of Taxes that are based upon or related to income or receipts, the amount which would be payable if the taxable year ended with the last date included in the Shareholder Tax Periods; and (ii) in the case of Taxes imposed on a periodic basis and measured by the level of any item, the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending with the last date included in the Shareholder Tax Periods and the denominator of which is the number of calendar days in the entire period.

          SECTION 8.02.   Tax Returns and Payments.  (a)  From the date of this
                          ------------------------
Agreement through and after the Closing Date, the Shareholders shall prepare and submit to the Purchaser for filing or otherwise furnish to the appropriate party (or cause to be prepared and submitted or so furnished) in a timely manner all Tax Returns relating to the Company or the Company Subsidiaries for any taxable period that ends before or includes the Closing Date. With respect to any such Tax Return, as to which an amount of Tax is allocable to the Purchaser, the Shareholders shall provide the Purchaser with a copy of such completed Tax Return and a statement (with which the Shareholders will make available supporting schedules and information) certifying the amount of Tax shown on such Tax Return that is allocable to the Purchaser at least 20 days prior to the due date (including any extension thereof) for the filing of such Tax Return, and the Purchaser shall have the right to review such Return and statement prior to the filing of such Tax Return. The Shareholders and the Purchaser agree to consult and to attempt in good faith to resolve any issues arising from the Purchaser's review of such Tax Return and statement.

          (b) The Shareholders shall pay or cause to be paid, when due and payable, all Taxes which accrue with respect to the Company and the Company Subsidiaries for the Shareholder Tax Periods, and taking into account the last sentence of Section 8.01(a). Payments by the Shareholders of any amounts due hereunder in respect of Taxes shall be made (i) at least three Business Days before the due date of the applicable estimated or final Tax Return required to be prepared by the Shareholders and filed by the Purchaser, and (ii) within 10 Business Days following either an agreement between the Shareholders and the Purchaser that an indemnity amount is payable, or a "determination" as defined in section 1313(a) of the Code.

          SECTION 8.03.   Refunds/Tax Benefits.  (a)  Except as indicated in
                          --------------------
the last sentence of this Section 8.03(a), any refunds (including interest to the extent actually received) received by the Purchaser, the Company or any Company Subsidiary of Taxes relating to and attributable to events arising in any period or portion thereof which is included in the Shareholder Tax Periods shall be for the account of the Shareholders, and the Purchaser shall pay over to the Shareholders any such refund for the account of the Shareholders, within five Business Days of receipt. The Purchaser shall, if the Shareholders so request and at the Shareholders' expense, file (or cause to be filed) a claim for any refunds or equivalent amounts to which the Shareholders are entitled hereunder (including, without limitation, any refunds arising from payments described in the second succeeding sentence). The Purchaser shall permit the Shareholders to control (at the Shareholders' expense) the prosecution of any such refund claimed. In addition, any refund or other Tax benefit arising from the payment by North Central on or prior to the Closing Date of amounts described in Section 6.14 shall be for the account of the Shareholders, regardless of the Tax period to which such refund or other Tax benefit relates. If any refund which the Purchaser has paid over to the Shareholders pursuant to this Section 8.03 is subsequently adjusted, whether on audit or otherwise, a payment in the amount of such adjustment will be made by the Shareholders to the Purchaser or by the Purchaser to the Shareholders, as appropriate, so as to put the parties as nearly as possible in the same position as if the original payment by the Purchaser to the Sellers had been in the amount of the refund as finally determined.

          (b) The Purchaser agrees to pay to the Shareholders the benefit received by the Company or any Company Subsidiary from the use in any Tax period or portion thereof which is included in the Purchaser Tax Periods of a carryforward of a Tax Asset arising in a Tax period or portion thereof which is included in the Shareholder Tax Periods. Such benefit shall be considered to equal the excess of (i) the amount of Taxes that would have been payable by the Company or the Company Subsidiary in the absence of such carryforward over (ii) the amount of Taxes actually payable by the Company or the Company Subsidiary. Payment of such amount shall be made within five Business Days of filing the applicable Tax Returns for the period to which the Tax Asset is carried forward. If, subsequent to any such payment by the Purchaser to the Shareholders, there shall be a "determination" (as defined in section 1313 of the Code) resulting from an audit which results in a reduction of the Tax Asset so carried forward, the Shareholders shall promptly repay to the Purchaser any amount that would not have been payable to the Shareholders pursuant to the preceding sentence had the amount of the benefit been calculated taking into account such determination, together with any amount equal to any interest and penalties payable by the Purchaser as a result of such determination. For this purpose, "Tax Asset" means
                                                                ---------
any net operating loss, net capital loss, investment tax credit, foreign tax credit or charitable deduction or any other similar tax attribute (including deductions or credits relating to alternative minimum taxes) which is apportioned under applicable Treasury Regulations or allocable under applicable state or local income or franchise Tax law to the Company or any Company Subsidiary.

          (c) If an audit adjustment, claim for refund or amended return ("Adjustment") after the date hereof shall both increase a Tax liability which
  ----------
is allocated to the Shareholders (or reduce losses or credits otherwise available) for a Tax period or portion thereof which is included in the Shareholder Tax Periods (a "Prior Period Tax Increase") and decrease a Tax
                            -------------------------
liability of the Purchaser, the Company or any Company Subsidiary for a Tax period or portion thereof which is included in the Purchaser Tax Periods, then, when and to the extent that the Purchaser, the Company or any Company Subsidiary derives a benefit from such decrease (through a reduction of Taxes, refund of Taxes paid or credit against Taxes due), the Prior Period Tax Increase shall not be indemnifiable by the Shareholders pursuant to Section 8.01 to the extent of such refund, reduction or credit. Similarly, if an Adjustment shall both decrease a Tax liability which is allocated to the Shareholders for a Tax period or portion thereof which is included in the Shareholder Tax Periods and increase the Tax liability of the Purchaser, the Company or any Company Subsidiary (or reduce losses or credits otherwise available) for a Tax period or portion thereof which is included in the Purchaser Tax Periods (a "Prior Period Tax
                                                           ----------------
Decrease"), then, to the extent of such increase, the Purchaser shall not be
--------
required to pay over the Prior Period Tax Decrease to the Shareholders.

          (d) Any estimated Taxes paid during a Tax period or portion thereof which is included in the Shareholder Tax Periods that result in the total Taxes paid by the Company or the Company Subsidiaries (including estimated Taxes paid with respect to Tax periods or portions thereof which are included in the Shareholder Tax Periods) to exceed the Taxes due and payable with respect to such Tax periods or portions thereof shall be for the account of the Shareholders. The Shareholders shall provide the Purchaser with a statement (with which the Shareholders will make available supporting schedules and information) certifying the amount of any such excess, and the Purchaser shall pay over to the Shareholders any such excess within five Business Days of the Shareholders providing such statement to the Purchaser.

          (e) Any Tax benefits attributable to the Retention Bonus Plan paid to North Central employees shall be for the account of the Purchaser.

          SECTION 8.04.   Contests.  (a)  After the Closing, the Purchaser shall
                          --------
promptly notify the Shareholders in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on the Purchaser, the Company or any Company Subsidiary which, if determined adversely to the taxpayer or after the lapse of time, is likely to give rise to grounds for indemnification by the Shareholders. Such notice shall contain factual information (to the extent known to the Purchaser) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax Authority in respect of any such asserted Tax liability. If the Purchaser fails to give the Shareholders prompt notice of an asserted Tax liability, then (i) if the Shareholders are precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, the Shareholders shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability, and (ii) if the Shareholders are not so precluded from contesting, but such failure to give prompt notice results in a detriment to the Shareholders, any amount which the Shareholders are otherwise required to pay the Purchaser with respect to such liability shall be reduced by the amount of such detriment.

          (b) Except as indicated in the last sentence of this Section 8.04(b), the Shareholders may elect to direct, through counsel of their own choosing and at their own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought from the Shareholders (any such audit, claim for refund or proceeding relating to an asserted Tax liability are referred to herein collectively as a "Contest"). If the Shareholders elect to direct the Contest of an asserted Tax
 -------
liability, they shall, within 30 calendar days of receipt of the notice of asserted Tax liability, notify the Purchaser of their intent to do so, and the Purchaser shall cooperate and shall cause the Company and the Company Subsidiaries to cooperate, at the Shareholders' expense, in each phase of such Contest. If the Shareholders elect not to direct the Contest, fail to notify the Purchaser of their election as herein provided or contest their indemnification obligation, the Purchaser may pay, compromise or contest, at its own expense, such asserted liability. However, in such case, the Purchaser may not settle or compromise any asserted liability over the objection of the Shareholders; provided, however, that consent to settlement or compromise shall not be
--------  -------
unreasonably withheld. In any event, both the Purchaser and the Shareholders may participate, at their own expense, in the Contest. If a Contest includes both an asserted liability with respect to which an indemnity may be sought from the Shareholders and an asserted liability for which no such indemnity may be sought, the foregoing provisions of this Section 8.04(b) shall apply only to such portion of the Contest as involves the asserted liability with respect to which an indemnity may be sought from the Shareholders.

          SECTION 8.05.   Cooperation and Exchange of Information.  The
                          ---------------------------------------
Shareholders and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related records (whether in computerized or written form), work papers and documents relating to rulings or other determinations by Tax authorities. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company and the Company Subsidiaries for its taxable period first ending after the last date which is included in the Shareholder Tax Periods and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, including extensions, or (ii) six years following the due date (without extension) for such returns. Any information obtained hereunder shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

          SECTION 8.06.   Conveyance Taxes.  Liability for all sales, transfer,
                          ----------------
stamp, real property transfer or gains and similar Taxes incurred as a result of the sale of Shares contemplated hereby shall be borne 50% by the Purchaser and 50% by the Shareholders.

          SECTION 8.07.   Miscellaneous.  (a)  The Shareholders and the
                          -------------
Purchaser agree to treat all payments made under the indemnity provisions of this Agreement or Section 3.12, and for any misrepresentations or breach of warranties or covenants, as adjustments to the Merger Consideration for Tax purposes. If, in the reasonable opinion of either counsel to the Purchaser or counsel to the Shareholders, the making by the Purchaser of any such payment or a specified portion thereof or any payment or a specified portion thereof, by the Purchaser pursuant to this Article VIII in cash would jeopardize the qualification of the Merger as a tax-free reorganization within the meaning of section 368(a) of the Code, then the Purchaser (if Purchaser's counsel so concludes) or the Shareholders (if the Shareholders' counsel so concludes) may elect that such payment or portion thereof be made in Purchaser Common Stock having a value equal to the amount of such payment or portion thereof. For this purpose, the value of the Purchaser Common Stock shall be determined in the same manner as the Average Parent Share Price, except that the last trading day used for this purpose shall be the trading day which is five days prior to the date of the payment. For this purpose, the Average Parent Share Price shall be not less than $22.25 nor greater than $27.25.

          (b) Payments by the Shareholders hereunder shall be limited to the amount of any liability or damage that remains after deducting therefrom (i) any tax benefit realizable by the Purchaser, the Company or any Company Subsidiary by reason of the deductibility of such liability or damage (determined by multiplying such deductible amount by the then applicable highest effective corporate income tax rate), and any deferred tax benefit attributable to such liability or damage (determined on the same basis but present valued to the extent obtained through depreciation or amortization deductions), and (ii) any indemnity, contribution or other similar payment recoverable by the Purchaser from any third party with respect thereto.

          (c) The Shareholders shall cause any tax-sharing agreements or arrangements with the Company Subsidiaries to be terminated as of the date of this Agreement.

          (d)  Any breach of the representations and warranties contained in
Section 4.19 shall be a ground for indemnification by the Shareholders of the Purchaser, subject to Section 10.04(d) and other applicable provisions of this Agreement.

          (e)  Any breach of the representations and warranties contained in
Section 5.11 shall be a ground for indemnification by the Purchaser of the Shareholders.

          (f) Notwithstanding any provision of this Agreement to the contrary, the obligations of the Shareholders and the Purchaser to indemnify and hold harmless each other pursuant to this Article VIII or the representations and warranties contained in Section 4.19 or Section 5.11 shall terminate at the close of business on the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

          (g) It is intended that all Tax benefits and refunds attributable to the payments by North Central on or prior to the Closing Date which are described in Section 6.14 of this Agreement shall be for the account of the Shareholders, and this Article VIII and all other provisions of this Agreement shall be construed accordingly.

          (h) Prior to the Effective Time, each of the Shareholders will provide the Purchaser a certification of non-foreign status, in the manner prescribed by Treas. Reg. (S) 1445-2(b)(2).

                                  ARTICLE VII
                             CONDITIONS TO CLOSING

          SECTION 9.01.   Conditions to the Obligations of Each Party.  The
                          -------------------------------------------
obligations of the Company and the Purchaser to consummate the Merger are subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

          (a) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (b) no Governmental Authority or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which is then in effect making the consummation of the Merger illegal or otherwise prohibiting the consummation of the Merger;

          (c) this Agreement and the Merger shall have been approved and adopted by the requisite affirmative vote of the Shareholders in accordance with the rules of the BCL; and

          (d) this Agreement, the Merger and the Purchaser Stock Issuance shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Purchaser in accordance with the DGCL, the rules of the New York Stock Exchange and the Purchaser's charter.

          SECTION 9.02.   Conditions to the Obligations of the Company.  The
                          --------------------------------------------
obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

          (a)  Representations, Warranties and Covenants.  (i)  The
               -----------------------------------------
     representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date, with the same force and effect as if made on the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, except to the extent that the failures to be so true and correct would not, individually or in the aggregate, have a Purchaser Material Adverse Effect;
     (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects; and (iii) the Company shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

          (b)  No Proceeding or Litigation.  No Action shall have been
               ---------------------------
     commenced or threatened by any Governmental Authority against either the Company or the Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which do, or would reasonably be expected to, render it impossible or unlawful to consummate such transactions;

          (c)  Reorganization Opinion.  The Shareholders shall have received
               ----------------------
     from Shearman & Sterling a written opinion, reasonably satisfactory to the Shareholders and dated as of the Closing Date, addressed to the Company and the Shareholders, that the Merger will be treated for federal income tax purposes as a reorganization qualifying under section 368(a) of the Code and no gain or loss will be recognized by the Shareholders who exchange their Company Common Stock in the Merger except with respect to cash received in the Merger;

          (d)  Registration Rights Agreement.  The Purchaser shall have
               -----------------------------
     executed and delivered to the Shareholder Representative, on behalf of the Shareholders, a registration rights agreement substantially in the form of
     Exhibit 9.02(d) hereto (the "Registration Rights Agreement"); and
                                  -----------------------------

          (e)  Standstill and Voting Agreement.  The Purchaser shall have
               -------------------------------
     executed and delivered to the Shareholder Representative, on behalf of the Shareholders, a standstill and voting agreement substantially in the form of Exhibit 9.02(e) hereto (the "Standstill and Voting Agreement").
                          -------------------------------

          SECTION 9.03.   Conditions to the Obligations of the Purchaser.  The
                          ----------------------------------------------
obligations of the Purchaser to consummate the Merger shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

          (a)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
     representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date, with the same force and effect as if made on the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, except to the extent that the failures to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the covenants and agreements contained in this Agreement to be complied with by the Company and the Company Subsidiaries on or before the Closing shall have been complied with except to the extent that any failure to perform in the aggregate does not or would not reasonably be expected to have a Material Adverse Effect; and
     (iii) the Purchaser shall have received a certificate from the Company and the Company Subsidiaries to such effect signed by a duly authorized officer thereof;

          (b)  No Proceeding or Litigation.  No Action shall have been
               ---------------------------
     commenced or threatened by any Governmental Authority against either the Company or the Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which do, or would reasonably be expected to, render it impossible or unlawful to consummate such transactions; and

          (c)  Reorganization Opinion.  Except as otherwise provided in
               ----------------------
     Section 9.03(c), the Purchaser shall have received from Baker Botts, L.L.P. a written opinion, reasonably satisfactory to the Purchaser and dated as of the Closing Date, addressed to the Purchaser that the Merger will be treated for federal income tax purposes as a reorganization qualifying under section 368(a) of the Code and no gain or loss will be recognized by the Purchaser or the Company as a result of the Merger. If the Company has elected to restructure the transaction as a taxable sale of Company Common Stock (or as a taxable reverse subsidiary merger) pursuant to Section 3.01(h), the Purchaser shall have received from Baker Botts, L.L.P. a written opinion, reasonably satisfactory to the Purchaser and dated as of the Closing Date, addressed to the Purchaser that no gain or loss will be recognized by the Purchaser or the Company as a result of the transaction.

          (d)  Standstill and Voting Agreement.  Each of the Shareholders (or
               -------------------------------
     the Shareholder Representative on behalf of the Shareholders) shall have executed and delivered to the Purchaser, on behalf of the Shareholders, the Standstill and Voting Agreement.

          (e)  Registration Rights Agreement.  Each of the Shareholders (or the
               -----------------------------
     Shareholder Representative on behalf of the Shareholders) shall have executed and delivered to the Purchaser, on behalf of the Shareholders, the Registration Rights Agreement.

          (f)  Credit Agreement.  The Company shall have delivered to the
               ----------------
     Purchaser evidence of the termination of the Credit Agreement dated as of July 1, 1999 between Morgan Guaranty Trust Company of New York and Rhode Island Corporation and the release of all security and collateral pledged by the Company or any Company Subsidiary in connection therewith.

          (g)  Service Agreement.  The Company shall have delivered to the
               -----------------
     Purchaser evidence of termination of the service agreement between Goelet, LLC, the Company and Company Subsidiaries without further liability to the Company and the Company Subsidiaries.

                                 ARTICLE VIII
                                INDEMNIFICATION

          SECTION 10.01.   Indemnification of the Purchaser.  Each Shareholder
                           --------------------------------
agrees jointly and not severally, subject to the other terms and conditions of this Agreement (including the limitations contained in Section 10.04) and without gross-up for Taxes, to defend, indemnify and hold harmless the Purchaser and each of the Purchaser's subsidiaries, Affiliates, officers, directors, employees, agents and their successors and assigns (the Purchaser and all such other Persons are collectively referred to as the "Purchaser's Indemnified
                                                   -----------------------
Persons"), from and against each and every Loss paid, imposed on or incurred by
-------
the Purchaser's Indemnified Persons relating to, resulting from or arising out of: (a) any breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or (b) any Liability of the Company or any Non-Energy Company Subsidiary, incurred or arising out of events which occurred prior to the Effective Time (but excluding any Liability directly relating to, arising out of or resulting from the operations of North Central, for which North Central has liability). The Purchaser's Indemnified Persons shall also be entitled to recourse against the Escrow Consideration for any indemnifiable loss on the same pro rata basis as would have been applied if the Persons on whose behalf the shares and cash have been placed into escrow had executed Joinder Agreements pursuant to Section 6.13. A Purchaser's Indemnified Person shall give the Shareholders written notice of any matter which such Purchaser's Indemnified Person has determined has given or could give rise to a right of indemnification hereunder within sixty (60) days of such determination, supported by reasonable documentation setting forth the nature of the circumstances entitling the Purchaser's Indemnified Person to indemnity hereunder (including, but not limited to, references to the provisions hereof upon which the Purchaser's Indemnified Person is relying in making such claim).

          SECTION 10.02.   Indemnification of the Shareholders.  The Purchaser
                           -----------------------------------
agrees, subject to the other terms and conditions of this Agreement and without gross-up for Taxes, to defend, indemnify and hold harmless the former directors, officers, employees and agents of the Company, the Company Subsidiaries, the Shareholders and their respective successors, assigns, heirs and legal and personal representatives (the Shareholders and such other Persons are collectively referred to as the "Company's Indemnified Persons") from and
                                 -----------------------------
against, and shall reimburse the Company's Indemnified Persons for, each and every Loss paid, imposed on or incurred by the Company's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of any breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement. A Company's Indemnified Person shall give the Purchaser prompt written notice of any matter which such Shareholders' Representative has determined has given or could give rise to a right of indemnification hereunder within sixty (60) days of such determination, supported by reasonable documentation setting forth the nature of the circumstances entitling the Company's Indemnified Person to indemnity hereunder (including, but not limited to, references to the provisions hereof upon which the Company's Indemnified Person is relying in making such claim).

          SECTION 10.03.   Notice and Defense of Third Party Claims.  If any
                           ----------------------------------------
claim or proceeding shall be brought or asserted under this Article X against an indemnified party or any successor thereto (each, an "Indemnified Person") in
                                                      ------------------
respect of which indemnity may be sought
under this Article X from an indemnifying Person or any successor thereto (each, an "Indemnifying Person"), the Indemnified Person shall give prompt written
    -------------------
notice of such claim or proceeding to the Indemnifying Person in accordance with
Section 10.01 or 10.02, as applicable, who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided that any delay or failure so to
                                        --------
notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any claim or proceeding should not be deemed to limit or otherwise modify its obligations under this Article X. In the event that the Indemnifying Person, within fifteen (15) days after notice of such claim or proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such claim or proceeding, subject to the right of the Indemnifying Person to assume the defense of such claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article X to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any claim or proceeding or consent to the entry of any judgment with respect to any claim or proceeding. In the event the Indemnifying Party exercises the right to undertake any such defense against any claim hereunder, the Indemnified Person shall cooperate with the Indemnifying Person in such defense and make available to the Indemnifying Person all witnesses, pertinent records, materials and information in the Indemnified Person's possession or reasonably available to the Indemnified Person or under the Indemnified Person's control relating thereto as is reasonably requested by the Indemnifying Person.

          SECTION 10.04.   Limitations.  (a)  An Indemnified Person shall not be
                           -----------
entitled to indemnification under Article VIII and this Article X unless notice of a claim for indemnity shall have been given within the applicable survival period under Sections 8.07(d) and 13.01.

          (b) The Shareholders' aggregate obligation to indemnify the Purchaser and hold it harmless under Article VIII and Section 10.01 shall in no event exceed $63,000,000 (the "Maximum Amount"). At such time, if any, as an aggregate
                         --------------
amount equal to the Maximum Amount has been paid to the Purchaser by the Shareholders under this Section 10.04, no Shareholder shall thereafter have any further liability under Article VIII and Article X.

          (c) Each Shareholder's obligation to indemnify the Purchaser and hold it harmless under Section 10.01 (and Article VIII with respect to Tax matters) shall in no event exceed a percentage of the Maximum Amount equal to the percentage of the total aggregate Merger Consideration received by such Shareholder ("Pro Rata Share"). Each Shareholder's obligation to pay any
              --------------
indemnifiable Loss pursuant to Section 10.01 (and Article VIII with respect to Tax matters) shall be limited to such Shareholder's Pro Rata Share of such Loss. At such time, if any, as any Shareholder shall have paid to the Purchaser an amount equal to such

Shareholder's Pro Rata Share of the Maximum Amount under Section 10.01 (and
Article VIII with respect to Tax matters), such Shareholder shall have no further liability under such Section 10.01 (and Article VIII with respect to Tax matters).

          (d) No claim may be made against any Shareholder for indemnification pursuant to Section 10.01 or Article VIII with respect to any individual item of Loss, unless the aggregate dollar amount of all claims against the Shareholders for indemnification shall exceed $7,000,000, in which case the Shareholders shall be liable for claims for indemnification only in excess of such aggregate amount. Any adjustment to any Tax benefit attributable to a payment pursuant to
Section 6.14 shall not be subject to this Section 10.04(d).

          (e) Notwithstanding anything herein to the contrary, (i) in no event shall the aggregate liability of the Purchaser hereunder exceed $63,000,000 (the "Loss Ceiling") and (ii) the Purchaser shall have no further obligations under
 ------------
this Article X at the time when the Purchaser has paid indemnification hereunder in amounts equal in the aggregate to the Loss Ceiling.

          (f) No claim may be made against the Purchaser for indemnification pursuant to Section 10.02 or Article VIII with respect to any individual item of Loss, unless the aggregate dollar amount of all claims for indemnification shall exceed $7,000,000, in which case the Purchaser shall be liable for claims for indemnification only in excess of such aggregate amount. Any adjustment to any Tax benefit attributable to a payment pursuant to Section 6.14 shall not be subject to this Section 10.04(f).

          SECTION 10.05.   Tax Matters.  Anything in this Article X to the
                           -----------
contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters (including those contained in
Section 4.19 and Section 5.12) shall be governed by Article VIII; provided that
                                                                  --------
the limitations, manner of payment and procedures shall be governed by this
Article X.

          SECTION 10.06.   Tax Benefits; Insurance Proceeds.  Any
                           --------------------------------
indemnification payment required to be made pursuant to this Agreement shall be reduced by (a) any net Tax benefits derived or to be derived by the Indemnified Person or any of its Affiliates with respect to the item giving rise to the indemnification payment, and (b) any insurance proceeds received by the Indemnified Person or any of its Affiliates with respect to the item giving rise to the indemnification payment.

          SECTION 10.07.   Escrow Funds and Shares.  The shares of Purchaser
                           -----------------------
Common Stock and cash placed in escrow pursuant to Section 3.13 shall be applied to satisfy the indemnification rights of the Purchaser's Indemnified Persons pursuant to Article VIII and Article X on the same pro rata basis as would have been applied if the Persons on whose behalf the shares and cash have been placed into escrow had executed Joinder Agreements pursuant to Section 6.13 and otherwise in accordance with the terms of the Escrow Agreement.

          SECTION 10.08.   Security; Limited Recourse.  (a)  The Shareholders
                           --------------------------
will arrange for the issuance, on the Closing Date, of an irrevocable letter of credit in an amount equal to the Maximum Amount minus the amount of the Escrow
                                                -----
Consideration, issued by a
bank or other financial institution having a rating of at least "A+" from Standards & Poor's selected by the Shareholders, in favor of the Purchaser (the "Security"). The Security shall be in form and substance reasonably satisfactory
 --------
to the Company and the Purchaser. In the event that the issuer of the Security is downgraded below "A+", the Shareholders will replace the Security with a new irrevocable letter of credit issued by a financial institution having a rating of at least "A+." For purposes of this Section 10.08(a), the amount of the Escrow Consideration will be deemed to be the sum of (x) the amount of cash placed into escrow, plus (y) the product of the number of shares of Purchaser
                    ----
Common Stock placed into escrow multiplied by the Average Parent Share Price.

          (b) The Security will be drawable in an amount necessary to satisfy the indemnification obligations of the Shareholders under Article VIII and
Article X (i) upon the written request of the Shareholder Representative or (ii) upon the presentation to the issuer of the Security of the final non-appealable decision of an arbitrator or the final non-appealable judgment of a court having jurisdiction over the matters relating to the indemnification obligations of the Shareholders, in which instance the Security shall be drawable in the amount of such final non-appealable judgment.

          (c) The Security and the Escrow Consideration, if any, shall be the sole and exclusive remedy for any claims, demands, actions or causes of action by any of the Purchaser's Indemnified Persons under Article VIII and Article X of this Agreement, and the Purchaser's Indemnified Persons shall make claims under this Agreement only against the Security and the Escrow Consideration.

          SECTION 10.09.   Exclusive Remedies.  (a)  The Purchaser, the Company
                           ------------------
and the Shareholders acknowledge and agree that (i) following the Closing, the indemnification provisions of Article VIII and this Article X shall be the sole and exclusive remedy of each party for any breach by the other party of the representations and warranties in this Agreement and for any failure by the other party to perform and comply with any covenants and agreements that, by their terms, were to have been performed or complied with by such party prior to the Closing. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it may have, from and after the Closing, against the other party hereto or its officers, directors, employees, agents, representatives and Affiliates relating thereto.

          (b) Except as set forth in this Agreement, the parties hereto are not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Notwithstanding anything to the contrary contained in this Agreement, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party hereto, after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

          (c) Notwithstanding anything to the contrary contained in this Agreement, no party hereto shall have any liability under any provision of this Agreement for, and in no event shall the amount specified in Section 10.04(d) be applied to, any indirect, consequential or punitive damages or claims for loss of business or loss of profits.

                                  ARTICLE XI
                            TERMINATION AND WAIVER

          SECTION 11.01. Termination. This Agreement may be terminated at any
                         -----------
time prior to the Closing:

          (a) by the Purchaser upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue in any material respects, in either case such that the conditions set forth in Section 9.03 would not be satisfied; provided,
                                                                  --------
     however, that, if such breach is curable by the Company, through the
     -------
     exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts after written notice thereof from the Purchaser to the Company, the Purchaser may not terminate this Agreement under this Section 11.01(a);

          (b) by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue in any material respect, in either case such that the conditions set forth in Section 9.02 would not be satisfied; provided,
                                                                  --------
     however, that, if such breach is curable by the Purchaser through the
     -------
     exercise of its reasonable best efforts and the Purchaser continues to exercise such reasonable best efforts after written notice thereof from the Company to the Purchaser, the Company may not terminate this Agreement under this Section 11.01(b);

          (c) by the Purchaser or the Company if this Agreement shall fail to receive the requisite affirmative vote for approval at the Company Shareholders' Meeting;

          (d) by the Company or the Purchaser if this Agreement and the issuance of shares of Purchaser Common Stock pursuant to the terms of the Merger shall fail to receive the requisite affirmative vote for approval at the Purchaser Stockholders' Meeting;

          (e) by either the Company or the Purchaser if the Closing shall not have occurred by June 1, 2001; provided, however, that the right to
                                    --------  -------
     terminate this Agreement under this Section 11.01(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (f) by either the Purchaser or the Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (g)  by the mutual written consent of the Company and the Purchaser.

          SECTION 11.02. Effect of Termination. In the event of termination of
                         ---------------------
this Agreement as provided in Section 11.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 6.03 and 13.02, (b) that nothing herein shall relieve either party from liability for any willful breach of this Agreement, (c) that upon the termination of this Agreement by the Company or the Purchaser pursuant to Section 11.01(d), the Purchaser shall pay the Company a fee of $12,600,000 and (d) that, upon termination of this Agreement by the Company or the Purchaser pursuant to Section 11.01(c), the Company shall pay the Purchaser a fee of $12,600,000.

          SECTION 11.03. Waiver. Either party to this Agreement may (a) extend
                         ------
the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                  ARTICLE XII
                          SHAREHOLDER REPRESENTATIVE

          SECTION 12.01. Designation. Subject to the terms and conditions of
                         -----------
this Article XII, Goelet, LLC is designated as the representative of the Shareholders (the "Shareholder Representative") by each Shareholder to serve,
                   --------------------------
and the Purchaser hereby acknowledges that the Shareholder Representative shall serve, as the sole representative of the Shareholders from and after the Effective Time with respect to the matters set forth in this Agreement, such service to be without compensation except for the reimbursement of out-of-pocket expenses and indemnification specifically provided herein. The Shareholder Representative has accepted such designation as of the date hereof. Notwithstanding anything to the contrary contained in this Agreement, the Shareholder Representative shall have no duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any Shareholder shall otherwise exist against the Shareholder Representative.

          SECTION 12.02. Authority. Each of the Shareholders, by executing this
                         ---------
Agreement, will and hereby does, effective as of the Effective Time, irrevocably appoint the Shareholder Representative as the agent, proxy and attorney-in-fact for such Shareholder for all purposes of this Agreement, including full power and authority on such Shareholder's behalf (a) to execute and deliver to the Purchaser the Registration Rights Agreement and the Standstill and Voting Agreement, (b) to take all actions which the Shareholder Representative considers reasonably necessary or desirable in connection with the defense, pursuit or settlement of any determinations relating to any claims for indemnification pursuant to Article X, including to sue, defend, negotiate, settle and compromise any such claims for indemnification made by or against, and other disputes with, the Purchaser or the Purchaser Indemnified Persons pursuant to this Agreement or any of the agreements or transactions contemplated hereby;
(c) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as the Shareholder Representative shall deem necessary or prudent in connection with the administration of the foregoing; (d) to accept and receive notices to the Shareholders pursuant to this Agreement; and (e) to take all other actions and exercise all other rights which the Shareholder Representative (in his sole discretion) considers necessary or appropriate in connection with this Agreement. Each of the Shareholders, by executing this Agreement, agrees that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of the Shareholder Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Shareholder. All decisions and acts by the Shareholder Representative shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same.

          SECTION 12.03. Reliance by Third Parties on the Shareholder
                         --------------------------------------------
Representative's Authority. The Shareholder Representative is authorized to act
--------------------------
on the Shareholders' behalf and, notwithstanding any dispute or disagreement among the Shareholders and the other parties hereto, shall be entitled to rely on any and all action taken by the Shareholder Representative without any liability to, or obligation to inquire of, any of the Shareholders even if such party shall be aware of any actual or potential dispute or disagreement among the Shareholders. Each of the other parties hereto is expressly authorized to rely on the genuineness of the signature of the Shareholder Representative and, upon receipt of any writing which reasonably appears to have been signed by the Shareholder Representative, the other parties hereto may act upon the same without any further duty of inquiry as to the genuineness of the writing.

          SECTION 12.04. Exculpation and Indemnification. Neither the
                         -------------------------------
Shareholder Representative nor any agent employed by him shall be liable to any Shareholder relating to the performance of his duties under this Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise, except to the extent it is finally determined in a court of competent jurisdiction by clear and convincing evidence that the actions taken or not taken by the Shareholder Representative constituted fraud or were taken or not taken in bad faith. The Shareholder Representative shall be indemnified and held harmless by the Shareholders against all Losses paid or incurred in connection with any action, suit, proceeding or claim to which the Shareholder Representative is made a party by reason of the fact that he was acting as the Shareholder Representative pursuant to this Agreement; provided, however, that
                                                       --------  -------
the Shareholder Representative shall not be entitled to indemnification hereunder to the extent it is finally determined in a court of competent jurisdiction that the actions taken or not taken by the Shareholder Representative constituted fraud or were taken or not taken in bad faith. The Shareholder Representative shall be protected in acting upon any notice, statement or certificate believed by him to be genuine and to have been furnished by the appropriate person and in acting or refusing to act in good faith on any matter.

                                 ARTICLE XIII
                              GENERAL PROVISIONS

          SECTION 13.01. Survival of Representations and Warranties. (a) The
                         ------------------------------------------
representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall survive the Effective Time for a period of 12 months, provided, however, that Section 4.19 shall survive until
                     --------  -------
the close of business on the applicable statute of limitations with respect to the Tax Liabilities in question (giving effect to any waiver, mitigation or extension thereof).

          (b) The Purchaser acknowledges and agrees (and, upon the occurrence of the Closing, shall be deemed to have acknowledged and agreed as of the Closing Date) that it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company and the Company Subsidiaries, (ii) has been furnished with or given adequate access to such information about the Company and the Company Subsidiaries as it has requested and (iii) except as provided for pursuant to this Agreement, will not assert any claim against any of the Company's or any Company Subsidiaries' directors, officers, employees, agents, stockholders, affiliates, consultants, investment bankers or representatives, or hold any such Person liable for any inaccuracies, misstatements or omissions with respect to information furnished by the Company, any Company Subsidiary or any such Person concerning the Company and the Company Subsidiaries.

          SECTION 13.02. Expenses. All costs and expenses, including, without
                         --------
limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          SECTION 13.03. Notices. All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.03):

          (a)  if to the Company:
               NORIC Corporation
               c/o Goelet LLC
               425 Park Avenue
               New York, NY  10022
               Telecopy:  (212) 588-9499
               Attention:  Robert Kiley
               with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY  10022
               Telecopy:  (212) 848-7179
               Attention:  Whitney D. Pidot, Esq.

          (b)  if to the Purchaser:

               Pogo Producing Company
               5 Greenway Plaza, Suite 2700
               P.O. Box 2504
               Houston, Texas  77252-2504
               Telecopy:  (713) 297-4970
               Attention: Gerald A. Morton, Vice President-Law and
                          Corporate Secretary

               with a copy to:

               Baker Botts, L.L.P.
               One Shell Plaza
               910 Louisiana
               Houston, Texas  77002
               Telecopy:  (713) 229-1522
               Attention:  Stephen A. Massad

          (c) If to any Shareholder, at the address specified below such person's name on the signature pages to this Agreement or in the relevant Joinder Agreement.

          SECTION 13.04. Public Announcements. No party to this Agreement shall
                         --------------------
make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby, or otherwise communicate with any news media without the prior consent of the other party, unless required by law or stock exchange rule, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

          SECTION 13.05. Headings. The descriptive headings contained in this
                         --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 13.06. Severability. If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

          SECTION 13.07.  Entire Agreement. This Agreement constitutes the
                          ----------------
entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          SECTION 13.08.  Assignment. Neither this Agreement nor any of the
                          ----------
rights, interests or obligations hereunder shall be assigned by operation of law or otherwise without the prior written consent of the parties hereto, which consent may be granted or withheld in the sole discretion of the parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Articles III, VII, VIII and X (collectively, the "Third Party Provisions"), nothing in this Agreement, express
                    ----------------------
or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

          SECTION 13.09.  Amendment. This Agreement may not be amended or
                          ---------
modified except (a) by an instrument in writing signed by each of, or on behalf of each of, the parties or (b) by a waiver in accordance with Section 11.03.

          SECTION 13.10.  Governing Law; Forum. Except to the extent that the
                          --------------------
laws of the State of Delaware are applicable to the internal affairs of the Purchaser or mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in New York, New York, United States of America, before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by the Purchaser and the Company or (after the Effective Time) the Shareholder Representative, or, if the Purchaser and the Company or (after the Effective Time) the Shareholder Representative, cannot agree on the selection of the arbitrator, shall be selected by the American Arbitration Association from its Large and Complex Cases Panel; provided that any arbitrator selected by the
                                   --------
American Arbitration Association shall not, without the consent of the parties hereto, be affiliated with the Purchaser, the Company, the Shareholders or any of their respective affiliates. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The arbitrator's award shall be issued in writing.

          SECTION 13.11. Counterparts. This Agreement may be executed and
                         ------------
delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          SECTION 13.12. Specific Performance. The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

           [The Remainder of This Page is Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed by their respective officers thereunto duly authorized and each Significant Shareholder has executed this Agreement, in each case as of the date first written above.

                              POGO PRODUCING COMPANY

                              By: /s/ Paul G. Van Wagenen
                                 _________________________________________
                                  Name:  Paul G. Van Wagenen
                                  Title: Chairman, President and Chief
                                         Executive Officer

                              NORIC CORPORATION

                              By: /s/ Robert W. Kiley
                                 _____________________________________
                                  Name: Robert W. Kiley
                                  Title: President and Chief Operating Officer


                              By: /s/ Mark Rosenbaum
                                 _____________________________________
                                  Name: Mark Rosenbaum
                                  Title: Chief Financial Officer and Treasurer

                           SIGNIFICANT SHAREHOLDERS:

TRUSTEES OF THE TRUST U/W                 TRUSTEES OF THE TRUST U/W
ROBERT WALTON GOELET F/B/O                ROBERT WALTON GOELET F/B/O
BEATRICE G. MANICE                        ROBERT G. GOELET

/s/ Robert G. Goelet                      /s/ Robert G. Goelet
_______________________________           _________________________________
Robert G. Goelet, as Trustee              Robert G. Goelet, as Trustee

/s/ Philip Goelet                         /s/ Alexandra C. Goelet
_______________________________           _________________________________
Philip Goelet, as Trustee                 Alexandra C. Goelet, as Trustee

/s/ Edmond de La Haye Jousselin           /s/ Philip Goelet
_______________________________           _________________________________
Edmond de La Haye Jousselin,              Philip Goelet, as Trustee
as Trustee

/s/ John H. Manice                        /s/ Edmond de La Haye Jousselin
_______________________________           _________________________________
John H. Manice, as Trustee                Edmond de La Haye Jousselin,
                                          as Trustee

_______________________________
Pamela Manice, as Trustee


TRUSTEES OF THE TRUST U/W
ROBERT WALTON GOELET F/B/O
JOHN GOELET

/s/ Robert G. Goelet
_______________________________
Robert G. Goelet, as Trustee

/s/ Christopher Goelet
_______________________________
Christopher Goelet, as Trustee

/s/ Philip Goelet
_______________________________
Philip Goelet, as Trustee

/s/ Edmond de La Haye Jousselin
_______________________________
Edmond de La Haye Jousselin,
as Trustee

/s/ Robert S. Rich
_______________________________
Robert S. Rich, as Trustee

TRUSTEES OF THE TRUST U/A                 TRUSTEES OF THE TRUST U/A
DATED August 26, 1930 F/B/O               DATED August 26, 1930 F/B/O
BEATRICE G. MANICE                        ROBERT G. GOELET

/s/ Robert G. Goelet                      /s/ Alexandra C. Goelet
_______________________________           _______________________________
Robert G. Goelet, as Trustee              Alexandra C. Goelet, as Trustee

/s/ Philip Goelet                         /s/ Philip Goelet
_______________________________           _______________________________
Philip Goelet, as Trustee                 Philip Goelet, as Trustee

/s/ Edmond de La Haye Jousselin           /s/ Edmond de La Haye Jousselin
_______________________________           _______________________________
Edmond de La Haye Jousselin,              Edmond de La Haye Jousselin,
as Trustee                                as Trustee

/s/ John H. Manice
_______________________________
John H. Manice, as Trustee

_______________________________
Pamela Manice, as Trustee


TRUSTEES OF THE TRUST U/A
DATED December 18, 1931
F/B/O JOHN GOELET

/s/ Robert G. Goelet
_______________________________
Robert G. Goelet, as Trustee

/s/ Christopher Goelet
_______________________________
Christopher Goelet, as Trustee

/s/ Philip Goelet
_______________________________
Philip Goelet, as Trustee

/s/ Edmond de La Haye Jousselin
_______________________________
Edmond de La Haye Jousselin,
as Trustee

/s/ Robert S. Rich
_______________________________
Robert S. Rich, as Trustee

TRUSTEES OF THE TRUST U/A                 TRUSTEES OF THE TRUST U/A
DATED JULY 27, 1935 F/B/O                 DATED JULY 27, 1935 F/B/O
BEATRICE G. MANICE                        ROBERT G. GOELET

/s/ Robert G. Goelet                      /s/ Alexandra C. Goelet
_______________________________           ________________________________
Robert G. Goelet, as Trustee              Alexandra C. Goelet, as Trustee

/s/ Philip Goelet                         /s/ Philip Goelet
_______________________________           ________________________________
Philip Goelet, as Trustee                 Philip Goelet, as Trustee

/s/ Edmond de La Haye Jousselin           /s/ Edmond de La Haye Jousselin
_______________________________           ________________________________
Edmond de La Haye Jousselin,              Edmond de La Haye Jousselin,
as Trustee                                as Trustee

/s/ John H. Manice
_____________________________
John H. Manice, as Trustee

_____________________________
Pamela Manice, as Trustee

TRUSTEES OF

TRUSTEES  OF THE TRUST U/A                TRUSTEES OF THE TRUST U/A
DATED JULY 27, 1935 F/B/O                 DATED JULY 27, 1935 F/B/O
FRANCIS GOELET                            JOHN GOELET

/s/ Robert G. Goelet                      /s/ Robert G. Goelet
_____________________________             ________________________________
Robert G. Goelet, as Trustee              Robert G. Goelet, as Trustee

/s/ Philip Goelet                         /s/ Christopher Goelet
_____________________________             ________________________________
Philip Goelet, as Trustee                 Christopher Goelet, as Trustee

/s/ Edmond de La Haye Jousselin           /s/ Philip Goelet
_____________________________             ________________________________
Edmond de La Haye Jousselin,              Philip Goelet, as Trustee
as Trustee
                                          /s/ Edmond de La Haye Jousselin
                                          ________________________________
                                          Edmond de La Haye Jousselin,
                                          as Trustee

                                          /s/ Robert S. Rich
                                          ________________________________
                                          Robert S. Rich, as Trustee

                                          /s/ Robert G. Goelet
                                          ________________________________
                                          Name: Robert G. Goelet

                                          /s/ Philip Goelet
                                          ________________________________
                                          Name: Philip Goelet

                                          /s/ Christopher Goelet
                                          ________________________________
                                          Name: Christopher Goelet

                                          /s/ Gilbert Kerlin
                                          ________________________________
                                          Name: Gilbert Kerlin


                                          WINDWARD OIL & GAS CORPORATION


                                          By: /s/ Gilbert Kerlin
                                             ____________________________
                                              Name:  Gilbert Kerlin
                                              Title: President